Exhibit 99(b)

EXECUTION COPY

CREDIT AGREEMENT

This Credit Agreement dated as of November 12, 2014 (as supplemented, modified, amended, amended and restated or replaced in writing from time to time, this “Agreement”) is entered into by and among Jubilant Generics Inc., a Delaware corporation (“Jubilant”), (which on the Closing Date shall be merged with and into) Cadista Holdings Inc., a Delaware corporation (“Cadista”) (with Cadista surviving such merger), and ICICI Bank Limited, New York Branch (the “Lender”). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

RECITALS

WHEREAS, the Borrower (as hereinafter defined) has requested that the Lender make available loans and other financial accommodations to the Borrower; and

WHEREAS, the Lender has agreed to make available such loans and other financial accommodations on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings:

“45 Day Period”: As defined in Section 8.07.

“Affiliate”: As applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement”: As defined in the introductory paragraph of this Agreement.

“Applicable Reserve Requirement”: At any time, for any Loan, the maximum rate, expressed as a decimal, at which reserves are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D of the Board) under regulations issued from time to time by the Board or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserve required by the Board to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which LIBOR or any other interest rate of a Loan is determined, or (ii) any category of extensions of credit or other assets which include Loans. A Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements subject to adjustment to account for benefits of credit for proration, exceptions or offers that may be available from time to time to the Lender. The rate of interest on Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement if and to the extent necessary to ensure that Lender receives the intended return on its investment.

“Available Cash”: For any period, the amount equal to (i) Net Income of the Borrower during such period plus (ii) depreciation and amortization expense, plus (ii) Net Finance Charges, plus (iii) non-cash writeoffs, non-cash expenses and non-cash extraordinary losses, plus (iv) opening cash and cash equivalents plus (v) cash infused through equity or any unsecured loans, minus (vi) Federal, state, local and foreign income taxes payable and classified as such on a balance sheet in conformity with GAAP, minus (vii) dividends paid in cash to shareholders, in each case during such period, minus (viii) non-cash income and non-cash extraordinary gains.

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Board”: The Board of Governors of the Federal Reserve System and any successor thereto.

“Borrower”: (i) Prior to the consummation of the Merger, Jubilant and (ii) upon and after consummation of the Merger on the Closing Date, Cadista.

“Borrowing”: As defined in Section 2.01(b).

“Break Costs”: The amount (if any), as determined by the Lender (which amount shall be binding absent manifest error), by which (i) the interest which the Lender should have received for the period from the date of receipt of all or any part of a Loan or unpaid principal to the last day of the current Interest Period in respect of such Loan or unpaid principal, had the principal amount or unpaid principal received been paid on the last day of such Interest Period, exceeds (ii) the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or unpaid principal received by it on deposit with a leading bank in the London Interbank Market for a period starting on the LIBOR Business Day following receipt or recovery and ending on the last day of the applicable Interest Period.

“Business Day”: A day other than a Saturday, Sunday or a day on which commercial banks in New York are authorized or required by law to close.

“Cadista”: As defined in the introductory paragraph of this Agreement.

“Capital Lease”: As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Change in Control”: (i) Jubilant Life Sciences Ltd. (India) shall cease to beneficially own and control more than 50% of the total outstanding voting stock of the Borrower directly or indirectly, or (ii) after the consummation of the Merger, the Borrower shall cease to beneficially own and control 100% of the total outstanding voting stock of the Guarantor directly.

“Closing Date”: The date on which all conditions precedent set forth in Section 4.02 have been satisfied or waived by the Lender and that the Loans shall be funded pursuant to Section 2.01(b).

“Collateral”: The collective reference to the “Collateral” as defined in the Security Agreement and any other collateral pledged to the Lender pursuant to a Loan Document.

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“Commitment”: The commitment of the Lender to make Loans to the Borrower pursuant to Section 2.01(a). The amount of the Lender’s Commitment as of the Effective Date is $35,000,000.

“Compliance Certificate”: A certificate substantially in the form of Exhibit C hereto.

“Consolidated”: For the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Debt”: As applied to any Person, without duplication, (i) all indebtedness for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof or (z) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether drawn or undrawn), bankers’ acceptances or similar obligations issued for the account of such Person, (vii) all equity instruments or securities, whether or not mandatorily redeemable, that under GAAP is or should be characterized as debt and not equity, whether pursuant to financial accounting standards board issuance No. 150 or otherwise, and (viii) any Guaranty of such Person in respect of any Debt of any other Person, provided that notwithstanding the foregoing or anything else to the contrary contained in this Agreement, for purposes of computing “Debt Service Amount”, “Net Finance Charges” or “Total Debt” the term “Debt” shall not include any Guaranty of the Borrower or Guarantor of the Debt of any other Person.

“Debt Service Amount”: For any period, the amount equal to Net Finance Charges of the Borrower, determined on a Consolidated basis, plus (i) the amount of principal payable under any finance lease or hire purchase and (ii) the amount of all scheduled and mandatory repayments of Debt (as such may be reduced by the application of prior prepayments) due for payment during such period minus any principal amounts due for payment in respect of Debt under any overdraft or revolving facility during such period which were available for simultaneous redrawing under such facility, in each case determined on a Consolidated basis.

“Debt Service Coverage Ratio”: The ratio, as at any date of determination, of (i) Available Cash of the Borrower, determined on a Consolidated basis, as of such date to (ii) the Debt Service Amount of the Borrower as of such date.

“Disqualified Person”: (i) Any Federal, state or local government (or any political subdivision, agency or instrumentality thereof); (ii) any organization described in Section 501(c) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code; (iii) any organization which is exempt from tax imposed by the Internal Revenue Code except to the extent that the exception under Section 168(h)(1)(D) of the Internal Revenue Code applies to the income received by such organization from the Borrower; (iv) any entity referenced in Section 54(j)(4) of the Internal Revenue Code; (v) any partnership or other pass-through entity, any direct partner (or other holder of an equity or profits interest) of which is described in clauses (i), (ii) or (iv) of this definition; (vi) any foreign person or entity as defined in Section 168(h)(2)(C) of the Internal Revenue Code; (vii) a real estate investment trust as defined in Section 856(a) of the Internal Revenue Code; and (viii) any Indian tribal government described in Section 7701(a)(40) of the Internal Revenue Code.

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“Dollars” and “$”: The lawful currency of the United States of America.

“EBITDA”: For any period, determined on a Consolidated basis, the amount equal to Net Income of the Borrower: (a) without giving effect to (i) any extraordinary gains or losses consisting of Non-Cash Items, (ii) any non-cash income or expenses and (iii) any gains or losses from sales of assets other than inventory sold in the ordinary course of business; and (b) plus (i) Federal, state, local and foreign income taxes payable and classified as such on a balance sheet in conformity with GAAP, (ii) Net Finance Charges, and (iii) depreciation and amortization expense.

“Effective Date”: The date on which all conditions precedent set forth in Section 4.01 have been satisfied or waived by the Lender.

“Employee Benefit Plan”: Any employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

“Entitled Person”: As defined in Section 8.19.

“Environmental Laws”: Any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities relating to (i) environmental matters or (ii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Loan Party or any of its Subsidiaries.

“Environmental Permit”: Any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate”: As applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

“ERISA Event”: (i) A “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, or (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (v) the withdrawal of the Borrower or any of its respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower or any of its respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, or (vi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code.

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“Excluded Taxes”: Any of the following taxes, imposed on or with respect to the Lender or required to be withheld or deducted from a payment to Lender, (a) taxes imposed on or measured by net income (however denominated), and franchise taxes, (i) imposed by the United States of America or by any jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or conducts business or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction, (c) in the case of a Foreign Lender any US federal withholding tax that is imposed on amounts payable to or for the account of such Foreign Lender with respect to applicable interest on the Loan pursuant to an applicable law or regulation in effect on the Effective Date of this Agreement, (d) taxes attributable to such Foreign Lender's failure or inability provide a Loan Party with information or documents to prevent the imposition of such Taxes, and (e) any US federal withholding taxes imposed under FATCA.

“Event of Default”: As defined in Section 7.01.

“FATCA”: Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Foreign Lender”: Any Lender that is organized under the laws of a jurisdiction other than the jurisdiction where the Borrower is resident for tax purposes. Under this definition, the United States of America, each state thereof and the District of Columbia are considered to be one jurisdiction.

“GAAP”: Generally accepted accounting principles, standards and practices in the United States, applied on a consistent basis.

“Guarantee Agreement”: The Guarantee Agreement dated as of the Closing Date by the Guarantor in favor of the Lender, substantially in the form attached hereto as Exhibit D, as supplemented, modified, amended, amended and restated or replaced in writing from time to time.

“Guarantor”: Jubilant Cadista Pharmaceuticals Inc., a Delaware corporation.

“Guaranty”: As to any Person, (i) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (b) the purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (c) to maintain working capital, equity capital or any other financial statement or condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such Person securing Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. For the avoidance of doubt and notwithstanding the foregoing or anything to the contrary contained in this Agreement, in no event will endorsements for collection or deposit in the ordinary cause of business be deemed a Guaranty.

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“Hazardous Materials”: All chemicals, materials, substances, wastes, pollutants, contaminants, compounds, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or mold, subject to regulation under or which give rise to liability pursuant to any Environmental Law.

“ICICI Bank”: ICICI Bank Limited and any of its Affiliates.

“Indemnified Liabilities”: As defined in Section 8.06.

“Intangible Assets”: As of any date of determination, the intangible assets of the Borrower as of such date, as determined in accordance with GAAP.

“Interest Payment Date”: As to any Loan, the last day of the applicable Interest Period, and the Maturity Date.

“Interest Period”: With respect to any Loan:

(i)          initially, the period commencing on the Closing Date and ending on the day preceding the three (3) month anniversary of the Closing Date; and

(ii)          thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending three (3) months thereafter;

provided that if any Interest Period for a Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day.

“Internal Revenue Code”: The Internal Revenue Code of 1986, as amended to the Effective Date and from time to time hereafter, including any regulations of the U.S. Department of the Treasury.

“Investment”: As defined in Section 6.02(f).

“Jubilant”: As defined in the introductory paragraph of this Agreement.

“Judgment Currency”: As defined in Section 8.19.

“Lender”: As defined in the introductory paragraph of this Agreement.

“Leverage Ratio”: At any date of determination, the ratio of (i) Total Debt as of such date to (ii) EBITDA for the fiscal year ending on the most recently ended prior to such date.

“LIBOR”: The rate of interest (rounded upwards, if necessary, to the nearest 1/100th) published publicly by Reuters (or any successor or substitute service as determined by the Lender) as the London interbank offered rate for deposits in Dollars for a term comparable to the applicable Interest Period (but if more than one rate is specified on the Reuters screen or other display page, the rate will be an arithmetic average of all such rates), at approximately 11:00 a.m., London time, two (2) LIBOR Business Days prior to the commencement of such Interest Period, in each case subject to adjustment based on the Applicable Reserve Requirement.

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“LIBOR Business Day”: A day which is a Business Day and on which dealings in Dollar deposits may be carried out in the London interbank market.

“LIBOR Loans”: Loans hereunder at such time as they accrue interest at a rate based upon LIBOR.

“Lien”: Any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of a security interest, and any agreement to give any security interest).

“Loans”: Advances made to the Borrower pursuant to Section 2.01(a).

“Loan Documents”: This Agreement, the Note, the Security Agreement, the Guarantee Agreement, each Mortgage each other document or certificate delivered to the Lender in connection with this Agreement and/or the Loans extended hereunder.

“Loan Party”: On any date, the Borrower, the Guarantor and each other Person, if any, then party to or then executing a Loan Document on such date, and “Loan Parties” means all such Persons, collectively; provided, however, that Cadista and the Guarantor shall not, in any event, be deemed a Loan Party until the Closing Date.

“Material Adverse Effect”: (i) A material adverse change in, or a material adverse effect upon, the business, conditions (financial or otherwise), operations, performance or prospects of Cadista, individually, or the Loan Parties, taken as a whole, (ii) an impairment of the ability of any Loan Party to comply with or perform any of its material obligations under any Loan Document or in respect of the Merger or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

“Maturity Date”: The date that is 36 months from the Closing Date.

“Merger”: Collectively, (i) the tender offer by Jubilant for the purchase of all outstanding shares of capital stock of Cadista, (ii) the acceptance of such tender offer by a majority of the minority shareholders of Cadista and (iii) the merger of Jubilant with and into Cadista, with Cadista as the surviving entity of such merger, as contemplated by the Merger Certificate.

“Merger Certificate”: The Certificate of Ownership and Merger, effectuating the merger of Jubilant with and into Cadista as of the Closing Date.

“Mortgage”: A mortgage, deed of trust, assignment of leases and rents or other security document granting a first priority Lien under applicable law on any Mortgaged Property to secure payment and performance of the Obligations (as supplemented, modified, amended, amended and restated or replaced in writing from time to time). Each Mortgage related to a Mortgaged Property located in the State of Maryland shall be in substantially the form attached hereto as Exhibit E, and each other Mortgage shall be in form and substance reasonably acceptable to the Lender.

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“Mortgage Requirements”: The requirements that the Lender shall have received on the Closing Date (i) counterparts of a Mortgage with respect to each Mortgaged Property, duly executed and delivered by the record owner of such Mortgaged Property, (ii) an assignment of leases and rents in favor of the Lender covering such real property, in form and substance reasonably satisfactory to the Lender, (iii) UCC financing statements covering fixtures, completed and, if required, duly executed, in form and substance reasonably satisfactory to the Lender, (iv) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Lender) as well as a current ALTA survey thereof, together with a surveyor’s certificate, each in form and substance reasonably satisfactory to the Lender, (v) any consents or estoppels reasonably deemed necessary or advisable by the Lender in connection with such Mortgage, in form and substance reasonably satisfactory to the Lender, (v) legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender, and (vi) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property. If the Lender reasonably determines that it is required by law or regulation to have appraisals prepared in respect of any real property of the Guarantor constituting Collateral, the Guarantor will cooperate with the Lender in obtaining appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other law or regulation and which shall otherwise be in form and substance reasonably satisfactory to the Lender, and the Borrower shall pay all reasonable fees and expenses (including reasonable attorneys’ fees and costs) incurred by the Lender in connection therewith.

“Mortgaged Property”: Each parcel of real property and the improvements thereto owned in fee simple or leased by the Guarantor set forth on Schedule 1.01 as to which the Lender shall be granted a Lien pursuant to a Mortgage.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Cash Proceeds”: Proceeds (including insurance proceeds or proceeds of a condemnation award or other compensation) received in cash from any sale of, or Property Loss Event with respect to, of property or investments, minus the sum of (i) the customary out-of-pocket cash costs, fees and expenses paid or required to be paid to non-Affiliates or to Affiliates if payable on terms and conditions as favorable to the Borrower as would be obtainable by it in a comparable arms’-length transaction with an independent, unrelated third party in connection therewith, (ii) taxes paid, accrued or reasonably estimated to be payable, (iii) any amount required to be paid or prepaid on Debt secured by the property subject thereto and (iv) any payments to be made by the Borrower as agreed between the Borrower and the purchaser of any assets subject to a sale substantially contemporaneously with the consummation of such sale in accordance with the agreements, documents and instruments executed in connection with such sale.

“Net Finance Charges”: For any period, determined on a Consolidated basis, the aggregate of interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Debt (for the avoidance of doubt, which shall be inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g. letter of credit and commitment fees)), whether accrued, paid or payable and whether or not capitalized and including the interest element of leasing and hire purchase payments.

“Net Income”: For any period, the gross income (or loss) of the Borrower on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus total expenses (for the avoidance of doubt, income taxes shall be treated as part of such total expenses).

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“Non-Cash Items”: For any period, the net aggregate amount (which may be a positive or negative number) of all non-cash “income” (as a negative item) and non-cash “expense” (as a positive item) items which (under accrual accounting) were added or subtracted in determining Net Income for any Person or specified group of Persons for such period, including, without limitation, equity earnings in Subsidiaries, asset revaluations, depreciation, amortization, deferred taxes and provisions for severable pay of staff and workers.

“Note”: As defined in Section 2.01(c).

“Notice of Voluntary Prepayment”: As defined in Section 2.02(b).

“Obligations”: All advances to, debts, liabilities, obligations (monetary (including post-petition interest, allowed or not) or otherwise) of every nature of any Loan Party from time to time arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including principal, interest, fees, expenses and indemnification obligations.

“OFAC”: The Office of Foreign Assets Control, Department of the Treasury.

“Other Connection Taxes”: With respect to Lender, taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing the tax (other than a connection arising from the execution, delivery or enforcement of, or performance under, or receipt of payments under any Loan Document, or from the sale or assignment of an interest in this Agreement).

“Other Loans”: Loans hereunder at such time which shall accrue interest at a rate per annum determined pursuant to Section 2.03(c).

“Patriot Act”: The USA Patriot Act (Title III of Pub. L. 107-56), as amended.

“Permitted Debt”: (i) Debt existing on the Effective Date and set forth on Schedule 6.02(c) hereto, (ii) Debt owed to the Lender (including the Obligations), (iii) Capital Leases, (iv) the Permitted Guarantees; (v) Debt which may be deemed to exist pursuant to any Guaranty, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business; (vi) Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; and (vii) other funded Debt of the Loan Parties in an aggregate amount not to exceed at any time $60,000,000, (x) not more than $10,000,000 of which shall be used to finance the working capital requirements of the Guarantor and (y) not more than $50,000,000 of which shall be used to make an intercompany loan to Jubilant Pharma Ltd. in accordance with Section 6.02(f)(ii).

“Permitted Guarantees”: Collectively, (i) the Guaranty by each of Cadista and the Guarantor in favor of International Finance Corporation guaranteeing the obligations of Jubilant Pharma Ltd. under a loan facility in the aggregate principal amount of not more than $200,000,000; provided that such amount shall be reduced by the amount of outstanding Debt, if any, owing by the Loan Parties pursuant to clause (vii)(y) of the definition of Permitted Debt; and (ii) the Guaranty by Cadista and the Guarantor in favor of ICICI Bank Group guaranteeing the obligations of Jubilant Draximage Inc. under a loan facility in the aggregate principal amount of not more than CAD 32,000,000.

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“Permitted Liens”: (i) Liens in favor of the Lender granted pursuant to any Loan Document; (ii) Liens for taxes if obligations with respect to such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor; (iii) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of thirty (30) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (iv) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof; (v) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and that, in the aggregate, do not materially detract from the value of the property subject thereto; (vi) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder and covering only the assets so leased; and (vii) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business.

“Pension Plan”: Any Employee Benefit Plan other than a Multiemployer Plan which is subject to Section 430 of the Internal Revenue Code or Section 302 of ERISA.

“Person”: An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, whether in an individual, fiduciary or other capacity.

“Potential Event of Default”: A condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Process Agent”: As defined in Section 8.17.

“Property Loss Event”: With respect to any property of any kind (whether real or personal, tangible or intangible), any loss of or damage to such property or any taking of such property or condemnation or other taking thereof.

“Regulations T, U and X”: Regulations T, U and X, respectively, promulgated by the Board, as amended from time to time, and any successors thereto.

“Requirement”: As defined in Section 3.06.

“Revaluation Reserves”: The amount (if any) by which the value of an asset as appearing in the financial statements of the Borrower is increased over the originally stated book value of such asset as a result of inflation or other increase of the fair market value of such asset, in accordance with GAAP, it being understood that pursuant to GAAP such amount will in all cases be zero.

“Sanctions”: All sanctions administered or enforced by OFAC, the United States Department of State, the United Nations Security Council or any other relevant sanctions authority.

“Security Agreement”: The security agreement dated as of the Closing Date, 2014 among the Lender and the Guarantor, in the form attached hereto as Exhibit F, as supplemented, modified, amended, amended and restated or replaced in writing from time to time.

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“Security Coverage Ratio”: As at any date of determination, the ratio of (i) the sum of (a) the book value of the Collateral as set forth in the audited financial statements most recently delivered pursuant to this Agreement minus (b) Revaluation Reserves minus (c) Intangible Assets to (ii) the Obligations outstanding at such time, provided that loans made available by the Borrower to its Affiliates and dues from Affiliates of the Borrower due to the Borrower shall be excluded from such calculations.

“Security Requirements”: (i) The requirements that the Lender, as of the Closing Date, shall have a valid and perfected first priority security interest in the Collateral, including (a) copies of lien search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings, in each case as may be reasonably requested by the Lender, (b) such documents duly executed by the Borrower or the Guarantor as the Lender may request with respect to the perfection of its security interests in the Collateral as of the Closing Date (including financing statements under the UCC, intellectual property security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, if applicable, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Security Agreement) and (c) all certificates, instruments and other documents representing the Collateral and related undated powers or endorsements duly executed in blank and (ii) the Mortgage Requirements.

“Solvent”: With respect to any Loan Party, that as of the date of determination, both (i) (a) the sum of such Loan Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party's present assets, (b) such Loan Party's capital is not unreasonably small in relation to its business as contemplated on the Effective Date or with respect to any transaction contemplated to be undertaken after the Effective Date, and (c) such Loan Party has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (ii) such Loan Party is “solvent” (within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws related to fraudulent transfers and conveyances). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary”: As applied to any Person, a corporation, partnership, trust, limited liability company or other business entity of which more than 50% of the shares of stock or other ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, directly, or indirectly through one or more Subsidiaries, or both, by such Person.

“Total Debt”: As of any date of determination, the aggregate stated balance sheet amount of all Debt of the Borrower on a Consolidated basis (or, if higher, the par value or stated face amount of all such Debt on a Consolidated basis) on such date, regardless of the date of maturity of such Debt.

“UCC”: The Uniform Commercial Code as in effect from time to time in the State of New York.

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SECTION 1.02. Other Definitional Provisions.

(a) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.01, and accounting terms partly defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under GAAP.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(c) Any certificate or other writing required hereunder or under any other Loan Document to be certified by any officer or other authorized representative of any Person shall be deemed to be executed and delivered by such officer or other authorized representative solely in such individual’s capacity as an officer or other authorized representative of such Person and not in such officer’s or other authorized representative’s individual capacity.

(d) All financial calculations to be made under, or for the purposes of, this Agreement and any other Loan Document shall be made in accordance with GAAP.

ARTICLE II

THE LOANS

SECTION 2.01. Loans.

(a)         The Loans. The Lender agrees on the terms and conditions hereinafter set forth, to make a single advance of Loans to the Borrower to the account of the Borrower or such other Person or Persons as is designated in writing pursuant to clause (b) below on the Closing Date in an aggregate amount not to exceed the Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(b)         Making the Loans. Subject to Section 3.07, all Loans shall accrue interest at a rate based upon LIBOR for the applicable Interest Period. The borrowing under this Section 2.01 (the “Borrowing”) shall be in an amount equal to the Commitment, or such lesser amount as Borrower shall request in its Notice of Borrowing delivered pursuant to this Section 2.01 (b). Upon the occurrence of the Closing Date and satisfaction of the applicable conditions set forth in Article IV, the Borrower may borrow under the Commitment on the Closing Date (which shall be a LIBOR Business Day), provided that the Borrower shall give the Lender irrevocable written notice substantially in the form of Exhibit B hereto (which notice must be received by the Lender prior to 10:00 A.M., New York time) three (3) LIBOR Business Days prior to the requested Borrowing date, specifying (x) the amount of the proposed Borrowing, (y) the requested date of the Borrowing and (z) the account of the Borrower or other Person to which such proceeds shall be credited. In such event, the Lender will make available the proceeds of all such Loans to the Borrower by crediting the account of the Borrower on the books of the Lender, or as otherwise directed by the Borrower. The Lender’s failure to receive any written notice of a particular Borrowing shall not relieve the Borrower of its obligations to repay the Borrowing made and to pay interest thereon. The Lender shall not incur any liability to the Borrower in acting upon any notice of Borrowing which the Lender believes in good faith to have been given by a Person duly authorized in the to borrow on behalf of the Borrower.

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(c)         Note. The Loans made by the Lender pursuant hereto shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A hereto, with any appropriate insertions (as supplemented, modified, amended, amended and restated or replaced in writing from time to time, the “Note”), payable to the Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Loans made by the Lender, with interest thereon as prescribed in Section 2.03. The Lender is hereby authorized to record in its books and records and on any schedule annexed to a Note the date and amount of each applicable Loan made by the Lender, and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that failure by the Lender to effect such recordation shall not affect the Borrower’s obligations hereunder. Prior to the transfer of a Note, the Lender shall record such information on any schedule annexed to and forming a part of such Note.

SECTION 2.02. Repayment; Prepayments.

(a)  Repayment of Loans. The Borrower shall repay to the Lender the aggregate principal amount of all Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the priority set forth in Section 2.02(b) and (c), as applicable), together with accrued interest thereon:

Date	Amount
The nine month anniversary of the Closing Date	10% of the principal amount in respect of the Commitment
The twelve month anniversary of the Closing Date	10% of the principal amount in respect of the Commitment
The fifteen month anniversary of the Closing Date	10% of the principal amount in respect of the Commitment
The eighteen month anniversary of the Closing Date	10% of the principal amount in respect of the Commitment
The twenty-one month anniversary of the Closing Date	10% of the principal amount in respect of the Commitment
The twenty-four month anniversary of the Closing Date	10% of the principal amount in respect of the Commitment
The twenty-seven month anniversary of the Closing Date	10% of the principal amount in respect of the Commitment
The thirty month anniversary of the Closing Date	10% of the principal amount in respect of the Commitment
The thirty-three month anniversary of the Closing Date	10% of the principal amount in respect of the Commitment
Maturity Date	10% of the principal amount in respect of the Commitment

, provided that the final principal repayment of the Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Loans outstanding on such date, together with all accrued interest thereon.

(b) Voluntary Prepayment. The Borrower may at its option prepay the Loans, in whole or in part, at any time and from time to time, provided that (i) the Lender shall have received from the notice substantially in the form of Exhibit G hereto (the “Notice of Voluntary Prepayment”) of any such prepayment no later than ten (10) days prior to any date of prepayment, in each case specifying the date and the amount of prepayment and (ii) any such prepayment shall be accompanied by a prepayment premium equal to 1.00% of the amount of such prepayment. Partial prepayments hereunder shall be in an aggregate principal amount of the lesser of (a) a minimum of $500,000 and in an integral multiple of $500,000 and (b) the outstanding balance of the Loan being paid. Each prepayment of the Loans pursuant to this Section 2.02(b) shall be applied to the Loans and to the principal repayment installments thereof in the order that the Lender shall determine in its sole discretion. Each prepayment of the Loans pursuant to this Section 2.02(b) shall be subject to Break Costs, which shall be payable on demand.

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(c) Mandatory Prepayments.

(i) Asset Sales. If and to the extent the Borrower or the Guarantor sells or otherwise transfers or disposes of any property of any kind (whether real or personal, tangible or intangible) or investment, other than in the ordinary course of business, which results in the realization by the Person of Net Cash Proceeds on a Consolidated basis (other than sales of inventory in the ordinary course of business consistent with past practice) in an aggregate amount in excess of $500,000 in any fiscal year of Borrower during the term of this Agreement, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds in excess of $500,000 immediately upon receipt thereof by such Person, provided that, subject to the Lender’s written approval in its sole discretion and so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, the Borrower or the Guarantor, as applicable, may, within 180 days after such sale, transfer or disposal, use, or commit to use, such Net Cash Proceeds to acquire or repair assets useful in its business.

(ii) Property Loss Event. If the Borrower or the Guarantor shall receive Net Cash Proceeds as the result of a Property Loss Event in excess of $500,000, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person, provided that, subject to the Lender’s written approval in its sole discretion and so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, the Borrower or the Guarantor, as applicable, may, within 180 days after the occurrence of such Property Loss Event, use, or commit to use, such Net Cash Proceeds to acquire or repair assets useful in its business.

(iii) Application of Mandatory Prepayments. Each prepayment of Loans pursuant to this Section 2.02(c) shall be applied to the Loans and to the principal repayment installments thereof in the order that the Lender shall determine in its sole discretion.

(d) Termination of Commitment. The Commitment shall be automatically and permanently reduced to zero at the close of business on the Closing Date (or, if the Closing Date has not yet occurred, at the close of business on the date which is three months after the Effective Date).

SECTION 2.03. Interest Payment Dates and Interest Rate.

(a)       Payment of Interest. Interest with respect to each Loan shall be payable in arrears on each Interest Payment Date for such Loan.

(b)       LIBOR Loans. Subject to Section 3.02, Loans which are LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to LIBOR determined for such Interest Period in accordance with the terms hereof plus 3.75%.

(c)       Other Loans. Subject to Section 3.02, to the extent Loans are Other Loans pursuant to Section 3.07, such Other Loans shall bear interest on the unpaid principal amount thereof at a rate per annum plus a margin, in each case as determined by the Lender acting reasonably and in good faith.

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SECTION 2.04. Automatic Continuation. An outstanding LIBOR Loan, upon the expiration of the Interest Period applicable thereto, shall automatically continue as a LIBOR Loan and the succeeding Interest Period of such continued Loan will commence on the last day of the Interest Period of the Loan to be continued.

SECTION 2.05. Fees. To the extent not already paid by the Borrower to the Lender, the Borrower agrees to pay to the Lender a non-refundable processing fee equal to 0.47% of the Commitment as in effect on the Closing Date, payable on the Closing Date. The Borrower further agrees to pay to the Lender all fees and other amounts as agreed among the Borrower and the Lender.

ARTICLE III

GENERAL PROVISIONS CONCERNING THE LOANS

SECTION 3.01. Use of Proceeds.

(a) Loans. The proceeds of the Loans shall be used by the Borrower on the Closing Date to finance the Merger and to pay fees and expenses incurred in connection with this Agreement, the other Loan Documents and the Merger.

(b) Restricted Uses. The Borrower shall not, directly or indirectly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as underwriter, advisor, investor or otherwise).

SECTION 3.02. Default Interest. Notwithstanding anything to the contrary contained in Section 2.03, to the fullest extent permitted by applicable law, any amounts payable hereunder when an Event of Default has occurred and is continuing shall bear interest at a rate per annum which is equal to 2.00% above the rate which would otherwise be applicable pursuant to Section 2.03 or otherwise under this Agreement until the applicable Event of Default has been cured or resolved to the satisfaction of the Lender in its sole discretion (after as well as before judgment), which accrued interest shall be payable on demand.

SECTION 3.03. Computation of Interest and Fees.

(a) Calculations. Interest and fees shall be calculated on the basis of a 360 day year for the actual days elapsed.

(b) Determination by Lender. Each determination of an interest rate or fee by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

SECTION 3.04. Payments. The Borrower shall make each payment of principal, interest and fees hereunder and under the Note, without setoff or counterclaim, not later than 11:00 A.M., New York time, on the day when due in lawful money of the United States of America to the Lender at the office of the Lender designated from time to time in immediately available funds.

SECTION 3.05. Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to Section 3.06 shall not constitute a waiver of the Lender’s right to demand such compensation.

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SECTION 3.06. Reduced Return. If the Lender shall have determined that any change after the Effective Date in any applicable law, regulation, rule or regulatory requirement (“Requirement”) regarding capital adequacy or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or the Lender’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender’s or its holding company’s capital as a consequence of its Commitment, Loans and obligations hereunder (and which has not been taken into account in computing the Applicable Reserve Requirement) to a level below that which would have been achieved but for the Applicable Reserve Requirement or compliance (taking into consideration the Lender’s policies with respect to capital adequacy) by an amount deemed by the Lender to be material (which amount shall be determined by the Lender’s reasonable allocation of the aggregate of such reductions resulting from such events), then from time to time, within ten (10) Business Days after demand (accompanied by a statement in reasonable detail) by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction, provided that for all purposes (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all rules, regulations, orders, requests, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, pursuant to Basel III, shall be deemed to be a change in law, regardless of the date enacted, adopted or issued. The determination of such amount by the Lender shall be presumed correct absent manifest error. This covenant shall survive termination of this Agreement and the payment of the Obligations.

SECTION 3.07. Inability to Determine Interest Rate. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining LIBOR applicable pursuant to Section 2.03 for any Interest Period with respect to a LIBOR Loan that will result from a requested LIBOR Loan or that such rate of interest does not adequately cover the cost of funding of such Loan, the Lender shall forthwith give notice of such determination to the Borrower not later than 4:00 P.M., New York time, on the requested Borrowing date or the last day of an Interest Period of a Loan which was to have been continued as a LIBOR Loan. If such notice is given and has not been withdrawn, (a) any requested LIBOR Loan shall be made as an Other Loan, or, at the Borrower’s option, such Loan shall not be made, and (b) any outstanding LIBOR Loan shall be converted, on the last day of the then current interest Period with respect thereto, to an Other Loan. Until such notice has been withdrawn by the Lender, no further Loans shall be made. The Lender will review the circumstances affecting the London interbank market from time to time and the Lender will withdraw such notice at such time as it shall determine that the circumstances giving rise to said notice no longer exist.

SECTION 3.08. Requirements of Law. Except with respect to Excluded Taxes, in the event that any law, regulation or directive or any change therein or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

(a)       does or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loan made hereunder, or change the basis of taxation of payments to the Lender of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender);

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(b)       does or shall impose, modify or hold applicable any reserve, assessment rate, special deposit, compulsory loan or other requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended with respect to any Loan Document or any Loan by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of LIBOR at the last Borrowing or continuation date of a Loan;

(c)       does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or other requirement against the Commitment to extend credit; or

(d)       does or shall impose on the Lender any other condition with respect to any Loan Document or Loan;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its Commitment or the LIBOR Loans or to reduce any amount receivable thereunder (which increase or reduction shall be determined by the Lender’s reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, the Borrower shall pay to the Lender, within ten (10) Business Days of its demand, any additional amounts necessary to compensate the Lender for such additional cost or reduced amount receivable as determined by the Lender with respect to this Agreement. If the Lender becomes entitled to claim any additional amounts pursuant to this Section 3.08, it shall notify the Borrower of the event by reason of which it has become so entitled. A statement incorporating the calculation as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive termination of this Agreement and the payment of the Obligations.

SECTION 3.09 Taxes

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any present and future taxes, levies, imports, duties, withholding or deductions of any nature, provided that if the Borrower shall be required to deduct any such taxes (except for Excluded Taxes) from such payments, then, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.09) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. In addition, except for Excluded Taxes, the Borrower shall pay all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or the other Loan Documents to the relevant governmental authority in accordance with applicable law.

(c) Indemnification by the Borrower. Except for Excluded Taxes, the Borrower shall indemnify the Lender, within ten (10) days after written demand therefor, for the full amount of any taxes, levies, imports, duties, withholding or deductions of any nature paid by the Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including any such taxes imposed or asserted on or attributable to amounts payable under this Section 3.09) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

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(d) Evidence of Payments. As soon as practicable after any payment of any taxes, levies, imports, duties, withholding or deductions of any nature by the Borrower to a governmental authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e) Refunds. If the Lender determines that it has received a refund of any taxes, levies, imports, duties, withholding or deductions of any nature as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.09, it shall pay over such refund to the Borrower (but only to the extent of indemnification payments made, or additional amounts paid, by the Borrower under this Section 3.09 with respect to such taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower to the Lender in the event the Lender is required to repay such refund to such governmental authority. This Section 3.09 shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

ARTICLE IV

CONDITIONS OF LENDING

SECTION 4.01. Conditions Precedent to Effective Date. The effectiveness of this Agreement is subject to the conditions precedent that:

(a) The Lender shall have received an executed copy of this Agreement, from Jubilant, in form and substance satisfactory to the Lender in its sole discretion;

(b) the representations and warranties contained in this Agreement and the other Loan Documents shall be true, correct and complete in all material respects on and as of the Effective Date as though made on and as of the date of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; and

(c) no event or condition shall have occurred and be continuing that would constitute an Event of Default or Potential Event of Default.

SECTION 4.02 Conditions Precedent to Closing Date. The obligations of the Lender to make Loans hereunder on the Closing Date are subject to the conditions precedent that:

(a) The Lender shall have received the following, each in form and substance reasonably satisfactory to the Lender:

(i) executed copies of (x) this Agreement from each of Cadista and the Guarantor and (y) the Note, the Security Agreement, the Guarantee Agreement, the Mortgage(s) and each other Loan Document from each Loan Party party thereto;

(ii) a copy of the Certificate of Incorporation of each Loan Party, certified as of a recent date by the Secretary of State or similar authority of its jurisdiction of formation;

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(iii) a copy of the Bylaws of each Loan Party, certified by the Secretary or an Assistant Secretary or other authorized person of such Loan Party;

(iv) a copy of resolutions or other authorizing documents of each Loan Party approving the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the Borrowings hereunder and the Merger;

(v) an incumbency certificate executed by the Secretary or an Assistant Secretary or other authorized person of each Loan Party or equivalent document, each certifying the names and signatures of the officers of such Loan Party or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder;

(vi) a favorable opinion of counsel for the Loan Parties, addressed to the Lender with respect to issues under Delaware and New York law, dated the Closing Date;

(vii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with certificates of insurance naming the Lender as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Borrower and the Guarantor that constitute Collateral;

(viii) evidence of payment of all costs, expenses, fees and other compensation (including attorneys’ fees and expenses) required to be paid to the Lender by the Loan Parties pursuant to this Agreement or any other written agreement on or prior to the Closing Date;

(ix) a certificate from the Chief Financial Officer of the Borrower or other authorized officer with knowledge of the financial position of the Loan Parties dated the Closing Date certifying as to the matters set forth in Section 5.01(q) of this Agreement as to Solvency;

(x) an executed copy of the Merger Certificate, in form and substance reasonably acceptable to the Lender;

(xi) the Merger shall have been (or shall substantially concurrently be) consummated in accordance with the terms described in the applicable documentation related thereto (including the Merger Certificate), and no provision in such documentation shall have been amended or waived in any respect adverse to the interests of the Lender without the prior written consent of the Lender;

(xii) evidence of satisfaction of the Security Requirement;

(xiii) such documentation and other information that the Lender reaspnably requests as to the Loan Parties in order for the Lender to comply with its regulatory requirements and its internal policies, including its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(xiv) duly executed subordination agreements in substantially the form of Exhibit H in respect of all present and future intercompany Debt of the Borrower, determined on a Consolidated basis, presently owing or committed to any of its Affiliates, in form and substance acceptable to the Lender;

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(xv) a letter from the Process Agent indicating its irrevocable consent to its appointment as process agent for the Guarantor and Cadista and accepting its appointment as process agent for the Guarantor and Cadista in connection contemplated by the Loan Documents;

(xvi) a copy of an opinion of the financial advisor to Cadista, addressed to Cadista’s Special Committee of the Board of Directors, that the offer price to be paid by Jubilant in connection with the consummation of the Merger (other than to holders of dissenter’s rights) is fair from a financial point of view to the holders of Cadista’s shares (other than Jubilant and its affiliates), which opinion is expected to be filed, together with with Cadista’s Schedule 14D-9, with the Securities and Exchange Commission;

(xvii) evidence that all governmental, regulatory and other third party consents and approvals required in connection with the Loan Documents have been obtained and are in full force and effect;

(xviii) evidence that each Loan Party has obtained all permits and licenses necessary to engage in the transactions contemplated hereby, and that such permits and licenses are in full force and effect;

(xix) results of an audit of the inventory of Jubilant and Cadista, completed by an external auditor chosen by the Lender in its sole discretion, in form and substance reasonably acceptable to the Lender;

(xx) a copy of the audited financial statements of Cadista and the Guarantor, on a Consolidated basis, as at the end of such Person’s fiscal year accompanied by an unqualified report and opinion thereon of KNAV P.A. or such other independent certified public accountants reasonable acceptable to the Lender, and a copy of the unaudited balance sheet, income statement and cash flow statement of Jubilant, prepared on a standalone and not on a Consolidated basis, as at the end of Jubilant’s last fiscal year; and

(xxi) a down date endorsement to the Title Policy (as defined in the Mortgage) or, if an endorsement is not available, a letter from the title company that issued such Title Policy, showing “nothing further” of record affecting the subject Mortgaged Property from the date of recording of such Mortgage, except such matters as Lender approves in writing in its sole discretion;

(b) the representations and warranties contained in this Agreement and the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date as though made on and as of the date of the Closing Date both before and after giving effect to the Merger, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

(c) no event or condition shall have occurred and be continuing that would constitute an Event of Default or Potential Event of Default;

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(d) the following statements shall be true and the Lender shall have received the notice of borrowing required by Section 2.01(b), which notice shall be deemed to be a certification by the Borrower that:

(i) the representations and warranties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of such date as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

(ii) no event or condition has occurred and is continuing, or would result from such Borrowing, that would constitute an Event of Default or Potential Event of Default;

(iii) all Loan Documents are (and upon consummation of the Merger will be) in full force and effect and each Loan Party will have performed in all material respects all agreements and satisfied all conditions which this Agreement and other Loan Documents provide shall be performed or satisfied by it on or before such date; and

(iv) since the date of the most recent audited financial statements of each Loan Party received by the Lender, no Material Adverse Effect has occurred; and

(e) not more than three (3) months shall have passed since the occurrence of the Effective Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01. Representations and Warranties. Each Loan Party represents and warrants as follows with regard to itself only (and for the avoidance of doubt, it is understood that all references in this Section to “Loan Parties” and the Loan Documents executed by such Loan Parties are the applicable representations and warranties to be incorporated by reference, as applicable, in such Loan Documents):

(a) Organization. Each Loan Party is duly incorporated, formed or organized, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization (to the extent such concept is relevant or applicable in such jurisdiction) and each jurisdiction where such Loan Party is required to be qualified to do business unless the failure to so qualify is not likely to have a Material Adverse Effect, and has all requisite corporate, limited liability company or partnership power and authority to own and operate its properties and to carry out its business.

(b) Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and the making of Borrowings hereunder and the consummation of the Merger in the case of the Borrower, are within such Loan Party’s corporate, limited liability or partnership powers, as applicable, and have been duly authorized by all necessary corporate, limited liability or partnership action, as applicable.

(c) No Conflict. The execution, delivery and performance by each Loan Party of the Loan Documents executed by it do not (i) violate such Person’s charter, by-laws or other organizational document, (ii) violate any law or regulation (including Regulations T, U and X) applicable to such Person or any order, judgment or decree of any court or governmental agency body binding on such Person, (iii) result in a breach of or a default under, or result in or require the imposition of a Lien pursuant to any contract binding on such Person in any material respect or (iv) violate any material agreement to which such Person is a party.

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(d) Governmental Consents. Except in connection with effectuating the Merger, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Loan Party of the Loan Documents.

(e) Validity. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and constitutes the binding obligations of each Loan Party that is a party thereto, each enforceable in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

(f) Financial Condition; No Material Adverse Effect. All financial statements (if any) which have been furnished to the Lender (including any pro forma financial statements, if any) fairly present the financial condition of the Loan Parties and the results of the operations of such Loan Party, all in accordance with GAAP. Since the date of the most recent audited financial statements of each Loan Party delivered to the Lender, no event or change has occurred that has caused or evidences, either in any case or the aggregate, a Material Adverse Effect.

(g) Litigation. There is no action or proceeding pending (or, to the knowledge of such Loan Party, threatened in writing) affecting any Loan Party before any court, governmental agency or arbitrator, which could reasonably be expected to result in a Material Adverse Effect.

(h) Employee Benefit Plans; ERISA Events. Each Employee Benefit Plan of each Loan Party is listed on Schedule 5.01(h) and is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code, and other U.S. federal and state laws. No Loan Party has any Pension Plans. No Loan Party contributes to a Multiemployer Plan or has contributed to a Multiemployer Plan or Pension Plan in the past. The Loan Parties are in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan.

(i) Disclosure. No information, exhibit or report furnished to the Lender by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to such Loan Party, in the case of any document not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

(j) Environmental Matters. Each Loan Party conducts in the ordinary course of business a review of the effect on its business, operations and properties of Environmental Laws and all claims, however asserted, alleging potential liability or responsibility for violation of any Environmental Law or release or injury to the environment. Such Loan Party is in compliance with all Environmental Laws and no event or condition has occurred or is occurring with respect to such Loan Party relating to any Environmental Law that has resulted in or to its knowledge could reasonably be expected to result in such claims, or is or could reasonably be expected to be the subject of any investigation, proceeding, settlement, except violations and claims that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. Such Loan Party has all Environmental Permits necessary for the ownership and operation of their respective properties and businesses as presently owned and operated and as presently proposed to be owned and operated, except for those which are not yet necessary or the absence of which, individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Such Loan Party has not transported or arranged for the transport of any Hazardous Materials or any other materials subject to Environmental Laws to any environmental clean-up site which, to the knowledge of such Loan Party, has not been in compliance with Environmental Laws.

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(k) Title to Properties; Liens. Each Loan Party has (i) good and indefeasible title to (in the case of fee interests) the real property owned by it, (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property) real property leased by it or (iii) good title to all of their respective material personal property. Except as permitted by Section 6.02(b), all such properties are free and clear of Liens. All material leases under which a Loan Party is the lessee are in full force and effect, and such Loan Party is not in default thereunder.

(l) Payment of Taxes. Except to the extent permitted by Section 6.01(d), all tax returns and reports of each Loan Party required to be filed by any of them have been timely filed (or an extension has been obtained for the filing thereof) and all such tax returns are correct and complete, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges (including any stamp duties, registration charges or other statutory duties and levies) upon such Loan Party and upon its properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable, except any of the foregoing that are being contested in good faith by appropriate proceedings and with respect to which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP have been made or provided therefor.

(m) Governmental Regulation. No Loan Party is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Debt or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party is engaged and will not engage, principally or as one of its important activities in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States of America). No Loan Party is in the business of providing financial services or in the real estate business.

(n) Licenses and Permits; Intellectual Property. Each Loan Party owns or possesses all material licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, necessary for the operation of its businesses, without known conflict with the rights of others. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) to the best knowledge of such Loan Party, no product of such Loan Party infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person and (ii) to the best knowledge of such Loan Party, there is no material violation by any Person of any right of such Loan Party with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by such Loan Party.

(o) Labor Disputes; Casualties. No Loan Party is affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of public enemy or other casualty (whether or not covered by insurance) which, individually or in the aggregate, has had or could be reasonably expected to have a Material Adverse Effect. There have occurred no work stoppages which could reasonably be expected to have a Material Adverse Effect.

(p) Compliance. No Loan Party is in default in the performance of any agreement or instrument to which it may be a party or by which its properties may be bound, or in violation of any law, which defaults and violations, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

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(q) Solvency. Each Loan Party is, and, upon the incurrence of, and any giving effect to, (i) any Obligations under the Loan Documents by such Loan Party and (ii) the Merger, will be, Solvent.

(r) Investments. No Loan Party has any Investments in other Persons except Investments which would be permitted under Section 6.02(f).

(s) Debt. The Loan Parties have no Debt except Debt which would be permitted under Section 6.02(c).

(t) ICICI Bank. No director, managing agent, manager or employee of any Loan Party or an Affiliate of any Loan Party is a director or senior officer of ICICI Bank or any other Banking Company (as defined under the Banking Regulation Act of 1949) or any major bank in India, and no director of ICICI Bank holds a substantial interest in any Loan Party or such Affiliate other than book debts in the ordinary course of business.

(u) Equity Ownership. The equity interest of each Loan Party has been duly authorized and validly issued in accordance with such Loan Party’s organizational documents and applicable law. No Lien exists upon such equity interest (and, except options as reflected in Cadista’s Annual Report on Form 10-K for its fiscal year ended March 31, 2014, no right or option to acquire the same exists in favor of any Person). Schedule 5.01(u) correctly sets forth the ownership interest of each Person in each Loan Party. After giving effect to the Merger and as of the Closing Date, the Borrower has no Subsidiaries except for the Guarantor.

(v) OFAC. Neither any Loan Party nor any of its Subsidiaries nor any director, officer, employee, agent or Affiliate of any such Person is, nor is owned or controlled by Persons that are: (a) the subject or target of any Sanctions, (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including without limitation Cuba, Iran, North Korea, Sudan and Syria, (c) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2011 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (d) engages in dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violate of such Section 2 or (e) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s OFAC regulation or executive order.

(w) Insurance. Each Loan Party and its respective properties and businesses are insured (i) as required by any of the Loan Documents (including any Mortgage) and (b) with financially sound and reputable insurance companies (which are not Loans Parties or Affiliates of the Loan Parties) against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such corporations.

(x) Inconsistent Agreements; Negative Pledge. No Loan Party is currently subject to any agreement which would be violated or breached by any Borrowing by the Borrower hereunder or the performance by any Loan Party of its obligations hereunder or under any other Loan Document. As of the Closing Date, no Loan Party is a party to or bound by any agreement or undertaking or security which prohibits the creation or existence of any Lien upon any of its properties or assets or which requires the grant of security for an obligation if security is granted for the Obligations, other than this Agreement and the other Loan Documents and covenants in documents creating Liens permitted by Section 6.02(b) which prohibit further Liens on properties encumbered thereby or as permitted by Section 6.02(k).

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(y) Security Agreement; Mortgages.

(i) The Security Agreement is effective to create in favor of the Lender, as of the Closing Date, a legal, valid and enforceable first priority security interest in the Collateral described therein (including any proceeds of any item of such Collateral). In the case of (a) the Pledged Shares described in the Security Agreement, if any, when any stock certificates or notes, as applicable, representing such Pledged Shares are delivered to the Lender and (b) the other Collateral described in the Security Agreement, when a financing statement in appropriate form is filed in the Office of the Secretary of State of the State of Delaware (which financing statement has been duly completed and executed (as applicable) and delivered to the Lender), the Lender shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and the Guarantor in such Collateral (including any proceeds of any item of such Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of a financing statement in the Office of the Secretary of State of the State of Delaware, and through the delivery of such Pledged Shares required to be delivered on the Closing Date), as security for the Obligations, in each case prior and superior in right to any other Person and effective as of the Closing Date, except Liens expressly permitted by Section 6.02(b).

(ii) Each Mortgage is effective to create in favor of the Lender, as of the Closing Date, a legal, valid and enforceable first priority security interest in all the Guarantor’s right, title and interest in and to the Mortgaged Property subject thereto and the proceeds thereof. When, as of the Closing Date, each Mortgage has been properly filed in the applicable jurisdictions, the Lender shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Guarantor in the applicable Mortgaged Property and the proceeds thereof, prior and superior in right to any other Person, except Liens expressly permitted by Section 6.02(b).

(z) Immunity. No Loan Party enjoys immunity (whether statutory, common law or otherwise), and hereby waives any such immunity in favor of the Lender.

(aa) Merger. There exists no order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger.

ARTICLE VI

COVENANTS

SECTION 6.01. Affirmative Covenants. So long as any Note or Obligation hereunder and under the other Loan Documents shall remain unpaid or the Lender shall have any Commitment hereunder, unless the Lender shall otherwise consent in writing :

(a)          Financial Information. The Borrower will furnish to the Lender:

(i) as soon as available, but in any event within 180 days after the end of each fiscal year of Borrower after the Closing Date, a copy of the audited Consolidated financial statements for the Borrower as at the end of Borrower’s fiscal year accompanied by an unqualified report and opinion thereon of KPMG, an Indian partnership and a member firm of the KPMG network of independent firms affiliated with KPMG International, a Swiss cooperative, or such other independent public accountants reasonable acceptable to the Lender (which opinion, for the avoidance of doubt, may be addressed to Borrower or Jubilant Life Sciences Ltd., a corporation organized under the laws of India, or one of their Affiliates);

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(ii) as soon as available, but in any event within 60 days after each fiscal quarter of Borrower, after the Closing Date, unaudited Consolidated financial statements for the Borrower for such period;

all such financial statements referred to in clauses (i) and (ii) to be prepared in accordance with GAAP and to fairly present in all material respects the financial condition and results of operations of the Borrower as of the dates and the periods set forth therein; and

(iii) as soon as available, copies of all reports which any Loan Party sends to any of its security holders, and copies of all reports and registration statements which any Loan Party files with any national securities exchange.

(b)          Notices and Information. The Loan Parties shall deliver to the Lender:

(i) promptly upon any officer of any Loan Party obtaining knowledge (w) of any condition or event which constitutes an Event of Default or Potential Event of Default, (x) that any Person has given any notice to any Loan Party or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.01(e), (y) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of any Loan Party equal to or greater than $1,000,000, or any adverse determination in any litigation involving a potential liability of any Loan Party equal to or greater than $1,000,000, in each case to the extent not covered by insurance, or (z) of a condition or events that could reasonably be expected to cause a Material Adverse Effect, an officers’ certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action such Loan Party has taken, is taking and proposes to take with respect thereto;

(ii) promptly, and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of any Loan Party in connection with any Hazardous Material or any waste or by product thereof, or concerning the filing of a lien upon, against or in connection with such Loan Party or any of its leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to § 9507 of the Internal Revenue Code which is reasonably likely to create liability for remediation or otherwise in excess of $1,000,000;

(iii) together with each delivery of any audited financial statement for any fiscal year of the Borrower pursuant to Section 6.01(a)(i), a Compliance Certificate duly executed by the Chief Financial Officer, Chief Executive Officer or any Managing Director of the Borrower that, among other things, (x) shows in reasonable detail the calculations used in determining the financial covenants set forth in Section 6.03 as of the end of such fiscal year, and (y) states that no Potential Event of Default or Event of Default is continuing (including, for the avoidance of doubt, that no Change in Control has occurred) as of the date of delivery of such Compliance Certificate or, if a Potential Event of Default or Event of Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto; and

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(iv) after the Closing Date, promptly, and in any event within ten (10) days after request, such other information and data with respect to the Loan Parties as from time to time may be reasonably requested by the Lender.

(c) Existence. Except in connection with the Merger or as otherwise permitted by Section 8.07, each Loan Party shall at all times preserve and keep in full force and effect its corporate existence, rights and franchises material to its business. For the avoidance of doubt, Cadista’s registration under the Securities Exchange Act of 1934, as amended, shall not be deemed a right or franchise material to its business.

(d) Payment of Taxes and Claims. Each Loan Party shall pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, provided that the foregoing shall not require such Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings promptly instituted and diligently conducted and shall set aside or reserve on its books adequate reserves with respect thereto in accordance with GAAP.

(e) Maintenance of Properties; Insurance. Each Loan Party shall maintain or cause to be maintained in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) all properties used or useful in the business of such Loan Party and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof which in the exercise of its reasonable business judgment are required for the continuation of its business. Each Loan Party will maintain or cause to be maintained, with financially sound and reputable insurance companies (which are not Affiliates of such Loan Party), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, and the insurance required by any other Loan Document (including any Mortgage).

(f) Use of Proceeds. The Borrower shall only use the proceeds of the Loans as permitted under Section 3.01.

(g) Compliance with Laws, Etc. Each Loan Party shall exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all Environmental Laws, noncompliance with which could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Effect.

(h) Books and Records; Inspection Rights. Each Loan Party shall (i) maintain proper records and accounts in which full, true and correct entries in conformity with GAAP, consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party and (ii) permit any representatives and independent contractors designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all reasonable times, at the sole cost and expense of the Borrower.

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(i) OFAC, Etc. Without limiting clause (g) above, each Loan Party shall (i) ensure that no Person who owns a controlling interest in or otherwise controls such Loan Party is or shall be (x) listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (y) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (ii) comply with all applicable Bank Secrecy Act and anti-money laundering laws and regulations and (iii) pay, prior to delinquency, all taxes and other governmental charges against it, as well as claims of any kind which, if unpaid, could become a Lien on any of its property, provided that the foregoing shall not require such Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings promptly instituted and diligently conducted and shall set aside or reserve on its books adequate reserves with respect thereto in accordance with GAAP.

(j) Payment of Obligations. Each Loan Party pay all obligations and lawful claims that, if unpaid, would become a Lien for a material amount against any of its properties or assets, except for any such obligations being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves, if any required under GAAP, have been established, and so long as any Lien resulting therefrom has not become enforceable or is the subject of proceedings that operate to stay the enforcement of such Lien.

(k) Material Licenses. Each Loan Party shall maintain and preserve all licenses, permits, authorizations and consents from any Person and all registrations, notices and filings with any Person (i) which if not obtained, held or made would have a Material Adverse Effect or (ii) that is necessary for the execution or performance by such Loan Party, or the validity or enforceability against such party, of this Agreement or any other Loan Document or the consummation of the Merger. For the avoidance of doubt, the foregoing shall not require any Loan Party to maintain its registration under the Securities Exchange Act of 1934.

(l) Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to result in Material Adverse Effect, each Loan Party shall (i) comply, and cause all lessees and other Persons operating or occupying properties owned or leased by it to comply, with all Environmental Laws and Environmental Permits, (ii) obtain and renew all Environmental Permits necessary for its operations and properties and (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to address Hazardous Materials at, on, under or emanating from any properties owned or leased by it as required and in accordance with the requirements of all Environmental Laws.

(m) Additional Collateral.

(i) With respect to any property acquired after the Effective Date by any Loan Party (other than any property described in clause (ii) below) as to which the Lender does not have a perfected Lien, promptly (x) execute and deliver to the Lender such amendments to the Security Agreement or such other documents as the Lender deems necessary or advisable to grant to the Lender a security interest in such property and (y) take all actions necessary or advisable to grant to the Lender a perfected security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by law or as may be requested by the Lender.

(ii) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Effective Date by any Loan Party, promptly satisfy the Mortgage Requirements with respect to such real property.

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(n) Compliance with Loan Documents. Each Loan Party shall comply with all of the terms, conditions and covenants contained in the Loan Documents to which it is a party.

(o) Further Assurances. Each Loan Party shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, which may be required or which the Lender may reasonably request, to cause the Security Requirement to be and to remain satisfied at all times and to evidence such satisfaction.

(p) Post Closing Covenants. (i) within two (2) Business Days of the Closing Date, the Borrower shall deliver to the Lender evidence that the Merger Certificate has been properly filed with the Secretary of the State of Delaware, (ii) within ninety (90) days following the completion of construction of the Mortgaged Property, the Borrower shall provide the Lender with an as-built ALTA survey, in form and substance satisfactory to the Lender in its sole discretion, and (iii) within sixty (60) days of the Closing Date (or such later date as shall be agreed by the Lender in its sole discretion), the Borrower shall deliver or cause to be delivered to the Lender control agreements in form and substance reasonably acceptable to the Lender granting the Lender “control” (as defined in Article 9 of the UCC) with respect to each Deposit Account (as defined in the Security Agreement) in the name of the Guarantor as of the Closing Date to the extent required by Section 4.01(c) of the Security Agreement.

SECTION 6.02. Negative Covenants. So long as any Note or Obligation hereunder and under the other Loan Documents shall remain unpaid or the Lender shall have any Commitment hereunder, without the written consent of the Lender:

(a) Fiscal Year. The Borrower shall not change its fiscal year end to a date other than March 31.

(b) Liens, Etc. No Loan Party shall create or suffer to exist any Lien upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any Debt of any Person, including retention arrangement or escrow agreements having the effect of granting a Lien, other than Liens in favor of the Lender, other than Permitted Liens.

(c) Debt. No Loan Party shall create or suffer to exist any Debt, other than Permitted Debt.

(d) Dividends. No Loan Party shall declare or pay any dividends, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, unless at the time of such declaration, payment, purchase, acquisition or distribution, and after giving effect thereto, no Event of Default has occurred and is continuing.

(e) Consolidation, Merger. No Loan Party shall consolidate with or merge into any other corporation or entity, except (i) as required to consummate the Merger, (ii) as permitted by Section 8.07, and (iii) that any Subsidiary of the Borrower may be merged with or into the Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, assets or property may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower, provided that the Borrower shall be the continuing or surviving Person of any such merger or dissolution.

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(f) Loans, Investments, Contingent Liabilities. No Loan Party shall make or permit to remain outstanding any loan or advance to, or guarantee, induce or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person or make any acquisition of all or substantially all of the stock or assets of any business or division of a Person through a merger, consolidation or any other combination with such Person in any transaction or a series of related transactions (any such loan, advance, guarantee, contingent liability, ownership, purchase, acquisition, capital contribution or other transaction being referred to as an “Investment” and collectively, all of the foregoing are referred to as “Investments”), except (i) such Investments may be made in the ordinary course of business consistent with past practice of the Loan Parties, (ii) any Loan Party may lend a principal amount not to exceed $50,000,000 to Jubilant Pharma Ltd. by way of an intercompany note which shall be pledged to the Lender in accordance with terms of the Security Agreement, and (iii) such Investments may be made in, with or for the benefit of an Affiliate of the Borrower so long as (a) no Event of Default has occurred and is continuing at the time of such Investment and after giving effect thereto and (b) the Borrower is in pro forma compliance with the financial covenants contained in Section 6.03 after giving effect to such Investment.

(g) Asset Sales. No Loan Party shall convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, other than (i) dispositions the Net Cash Proceeds of which are used to prepay the Loans pursuant to Section 2.02(c), (ii) dispositions made in the ordinary course of business consistent with past practice, (iii) dispositions not exceeding $500,000 per fiscal year of such Loan Party and (iv) dispositions of obsolete, worn out or surplus property, provided that for the avoidance of doubt, the Net Cash Proceeds of all such dispositions in this clause (g) shall be subject to the requirements of Section 2.02(c).

(h) Transactions with Shareholders and Affiliates. No Loan Party shall enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of such Loan Party on terms that are less favorable to such Loan Party than those that might be obtained at the time from Persons who are not such an Affiliate, and shall not make payments by way of a loan or otherwise except for payments made in the ordinary course of business, except for loans, advances or guarantees permitted by Section 6.02(f), provided that, for the avoidance of doubt and notwithstanding the foregoing, those agreements and other transactions described on Schedule 6.02(h) that are currently existing or contemplated, and the performance of such agreements on Schedule 6.02(h) (including, without limitation, all payments contemplated in connection therewith) shall be permitted to be entered into or exist, as applicable, and performed (including payments made in connection therewith) and such actions shall not be prohibited or deemed a breach of this clause (h).

(i) Conduct of Business. No Loan Party shall engage in any business, other than (i) the businesses engaged in by such Loan Party on the Effective Date and similar or related businesses and (ii) such other lines of business as may be consented to in writing by the Lender in its reasonable discretion.

(j) Modification of Organizational Documents; Etc. No Loan Party shall permit its charter, by-laws or other organizational documents to be amended or modified in any way (i) unless (x) copies of such amendment or modification are promptly provided to the Lender, (y) such amendment or modification does not adversely affect the interests of the Lender hereunder or at law and (z) such amendment or modification is not reasonably likely to have a Material Adverse Effect, and (ii) except as required to consummate the Merger. No Loan Party shall change its jurisdiction of formation, name or limited liability company form without the prior written consent of the Lender (such consent not to be unreasonably withheld or delayed).

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(k) Inconsistent Agreements; Negative Pledge. No Loan Party shall enter into any agreement containing any provision which would be violated or breached by any Borrowing by the Borrower hereunder or by the performance by such Loan Party of any of its Obligations hereunder or under any other Loan Document. No Loan Party shall create or permit to exist or become effective any encumbrance or restriction on the ability of such Loan Party to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues or which requires the grant of any security for an obligation if security is granted for the Obligations, except for (i) this Agreement and the other Loan Documents, (ii) customary restrictions in leases and other contracts restricting the assignment or pledge thereof, (iii) covenants in documents creating Permitted Liens, and pursuant to documents with respect to Permitted Debt, which documents may prohibit Liens on properties or revenues other than as contemplated by this Agreement, the Security Agreement and the Mortgage in connection with the financing of the Merger.

(l) Prepayment and Cancellation of Debt. No Loan Party shall (i) voluntarily prepay any Debt other than (x) the Obligations in accordance with the terms of the Loan Documents or (y) trade payables in the ordinary course of business or (ii) cancel any claim or debt owing to it, except for reasonable consideration.

(m) Subsidiaries. No Loan Party shall acquire, organize or create any Subsidiary, and no Loan Party shall change its ownership in any of its Subsidiaries as of the date of this Agreement (except as required to consummate the Merger).

(n) Employee Benefit Plans. No Loan Party shall establish a Pension Plan. No Loan Party shall contribute to a Multiemployer Plan. Each Employee Benefit Plan of a Loan Party shall be in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and federal and state laws of the United States.

SECTION 6.03. Financial Covenants.

(a) Annually Tested Covenants. The following financial covenants shall be tested annually, within 180 days of the end of each fiscal year of the Borrower following the Closing Date, based on the financial statements of the Borrower delivered pursuant to Section 6.01(a)(i):

(i) Leverage Ratio. The Borrower shall not permit the Leverage Ratio as at the end of any fiscal year of the Borrower to be greater than 2.5 to 1.0.

(ii) Debt Service Coverage Ratio. The Borrower shall not permit the Debt Service Coverage Ratio as at the end of any fiscal year of the Borrower to be less than 1.2 to 1.0.

(b) Security Coverage Ratio. The Borrower shall not permit the Security Coverage Ratio at any time to be less than 1.0 to 1.0.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a) any Loan Party shall (i) fail to pay any principal or interest or when due or (ii) fail to pay any other amount payable hereunder or under any other Loan Document when due and such failure shall continue for more than five (5) days; or

(b) any representation or warranty made by a Loan Party herein or in any other Loan Document or by a Loan Party (or any of its officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

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(c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in (i) Sections 3.01, 6.01(b), 6.01(c), 6.01(m), 6.01(p), 6.02 or 6.03, (ii) Sections 4.01 and 4.04 of the Security Agreement or (iii) any Mortgage which results in an event of default thereunder; or

(d) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document other than those referred to in clauses (a), (b) and (c) above on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after such Loan Party has received written notice from the Lender or otherwise knows of such failure; or

(e) any Loan Party shall fail to pay any principal of, or premium or interest on, any Debt (excluding Debt evidenced by any other Loan Document) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or an event of default shall occur and be continuing under any agreement or instrument relating to any such Debt in each case which shall accelerate the maturity of such Debt or permit the holder thereof or any trustee or agent for such holder, to cause such Debt to become due and payable prior to its expressed maturity; or

(f) (i) any Loan Party shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or a Loan Party shall make a general assignment for the benefit of its creditors, or (ii) there shall be commenced against a Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed or undischarged for a period of sixty (60) days; or

(g) one or more judgments, attachments or decrees shall be entered against a Loan Party involving in the aggregate a liability equal to or greater than $1,000,000 and all such judgments, attachments or decrees shall not have been satisfied, vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(h) any Loan Document, for any reason other than satisfaction in full of all Obligations, ceases to be in full force and effect, is declared null and void, or any Loan Party denies that it has any further liability under any such Loan Document or gives notice to such effect; or

(i) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document or any Loan Party shall state in writing that any of the events described in this clause (i) shall have occurred; or

(j) a Material Adverse Effect shall occur; or

(k) a Change in Control shall occur; or

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(l) any part of the property of any Loan Party is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of such Loan Party is assumed by any governmental authority, and such action has a Material Adverse Effect, unless the same is being contested in good faith by appropriate proceedings diligently pursued and a stay of enforcement is in effect; or

(m) a material contract to which any Loan Party is a party shall become void or adversely limited as to such Loan Party which has a Material Adverse Effect; or

(n) any Loan Party shall cease to operate all or a substantial part of its business as operated on the Effective Date other than as contemplated by the Merger; or

(o) the cancellation, loss or adverse modification (including the imposition of adverse conditions) of a material license, authorization, clearance or approval; or

(p) there shall occur one or more ERISA Events that individually or in the aggregate results in or might reasonably be expected to result in liability of any Loan Party in excess of $1,000,000 during the term of this Agreement; or

(q) (i) Jubilant Pharma Ltd. or Jubilant Draximage Inc. shall create or suffer to exist any Debt (other than (x) Debt outstanding on the Closing Date, (y) Debt which is guaranteed by the Permitted Guarantees or (z) as permitted by Section 6.02(f)) at any time while the Permitted Guarantees are outstanding or (ii) a demand shall be made under any Permitted Guaranty; or

(r) after the Closing Date, the Merger shall be rescinded or otherwise fail to be consummated or effective; or

(s) it shall become illegal for the Lender to make Loans or maintain the Commitment hereunder;

THEN (i) upon the occurrence of any Event of Default described in clause (f) above, the Commitments shall immediately terminate and all Loans hereunder together with accrued interest thereon and all other Obligations owing under this Agreement, the Note and the other Loan Documents shall automatically become due and payable and (ii) upon the occurrence of any other Event of Default, the Lender may, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate, and/or, by notice to the Borrower, declare the Loans hereunder, with accrued interest thereon and all other Obligations owing under this Agreement, the Note and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7.01, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Documents, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the applicable Loan Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.02. Notices, Etc. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including email or facsimile communication) and mailed or faxed or delivered, (i) if to a Loan Party, to the attention of the Borrower at the Borrower’s address set forth on the signature page hereof and (ii) if to the Lender, at its address set forth on the signature page hereof or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when deposited in the mails, sent by fax or sent by email, respectively, except that notices and communications to the Lender pursuant to Article II shall not be effective until received by the Lender.

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SECTION 8.03 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized by the Loan Parties, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Loan Parties under the Loan Documents (whether matured or unmatured) any and all amounts owing by the Lender to the Loan Parties (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Lender in its sole discretion may elect. The Loan Parties hereby grant to the Lender a security interest in all deposits and accounts maintained with the Lender. The rights of the Lender under this Section 8.03 are in addition to other rights and remedies (including other rights of set-off) which the Lender may have.

SECTION 8.04. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.05. Costs and Expenses. The Borrower hereby agrees to pay on demand all costs and expenses of the Lender (including reasonable attorneys’ fees and costs (including fees and costs of any applicable local counsel in each relevant jurisdiction)) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications, or waivers of the provisions hereof or thereof. The Borrower hereby agrees to pay on demand all costs and expenses of the Lender (including attorneys’ fees and costs (including fees and costs of any applicable local counsel in each relevant jurisdiction)) in connection with the enforcement (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents (including any amendment, modification or waiver with respect thereto). The covenants in this Section 8.05 shall survive termination of this Agreement and the payment of the Obligations.

SECTION 8.06. Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Lender, its Affiliates, and their respective shareholders, officers, directors, employees and agents, harmless from and against any and all claims, liabilities, losses, damages, penalties, costs and expenses (whether or not any of the foregoing Persons is a party to any litigation), including, without limitation, attorneys’ fees and costs (including fees and costs of any applicable local counsel in each relevant jurisdiction) and costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of this Agreement or, the other Loan Documents or any use of proceeds hereunder, or any exercise by the Lender of its rights and remedies under this Agreement or, any other Loan Document, or any claim, demand, action or cause of action being asserted against any Loan Party, including without limitation with respect to violation of any Environmental Law or other Law (collectively, the “Indemnified Liabilities”); provided, however, that this indemnity shall not, as to any indemnitee, apply to any Indemnified Liabilities to the extent caused by the gross negligence or willful misconduct of such indemnitee. This covenant shall survive termination of this Agreement and the payment of the Obligations.

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SECTION 8.07. Assignments and Participations. The Lender may sell, assign, transfer, negotiate or grant participations to other financial institutions in all or part of its right and obligations under the Loan Documents (including all or a portion of its Commitments and the Loans at the time owing to the Lender) without the consent of, or notice to, the Borrower, provided that any assignee or transferee agrees to be bound by the terms and conditions of this Agreement. The Lender may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to the Loan Parties. No Loan Party shall have the right to assign its rights hereunder or under any Loan Document or any interest herein or therein without the prior written consent of the Lender, which consent can be withheld in the sole discretion of the Lender, provided that (i) upon the written request of the Lender in its sole discretion the Guarantor shall (and hereby agrees to), within 45 days of the Closing Date (the “45 Day Period”), or (ii) upon the election of Guarantor and Borrower, upon written notice to Lender within the 45 Day Period, Guarantor may, assume all of the Obligations of the Borrower hereunder and under the other Loan Documents and shall deliver, at its sole cost and expense (but subject to the limitations contained in Section 8.05), all documents reasonably requested by the Lender in connection with such assumption (for the avoidance of doubt, it being understood that upon such assumption all financial covenants under the Loan Documents shall, in addition to any other required amendments, be amended to be tested based on the financial performance of the Guarantor only, and not on a Consolidated basis); provided, further, that notwithstanding anything herein to the contrary in connection with any such assumption Borrower shall have the right to merge with and into Guarantor with the Guarantor surviving such merger.

SECTION 8.08. Limitation on Payments. The parties hereto intend to conform to all applicable laws limiting the maximum rate of interest that may be charged or collected by the Lender from the Borrower. Accordingly, notwithstanding any other provision hereof, the Borrower shall not be required to make any payment to or for the account of the Lender, and the Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with mandatory and nonwaivable provisions of applicable Law limiting the maximum amount of interest which may be charged or collected by the Lender from the Borrower. To the fullest extent permitted by law, in any action, suit or proceeding pertaining to this Agreement, the burden of proof, by clear and convincing evidence, shall be on the Borrower to demonstrate that this Section 8.08 applies to limit any obligation of the Borrower under this Agreement or to require the Lender to make any refund, or claiming that this Agreement conflicts with any applicable law limiting the maximum rate of interest that may be charged or collected by the Lender from the Borrower, as to each element of such claim.

SECTION 8.09. Disclosure of Information. The Lender may disclose information relating to any Loan Party or any of their respective businesses, including information regarding the financial condition and property, and the amount of Debt owed to the Lender and the terms, conditions and other provisions applicable thereto to its Affiliates and to any of its partners, directors, officers, employees, agents, trustees, advisors and representatives, regulatory authorities (including self-regulatory), assignees or participants or prospective assignees or participants as the Lender shall deem reasonably advisable for the conduct of its business.

SECTION 8.10. Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY PARTY TO ANY LOAN DOCUMENTS AGAINST THE OTHER PARTY(S) THERETO OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF SUCH OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT IN CONNECTION WITH ANY OF THE FOREGOING (WHETHER BASED ON BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY); AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST.

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SECTION 8.11. Effectiveness; Binding Effect; Governing Law. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Lender and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the Lender and their respective successors and assigns (subject to Section 8.07). THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

SECTION 8.12. Waiver of Jury Trial. EACH OF THE LOAN PARTIES HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM AND THE LENDER RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.

SECTION 8.13. Consent to Jurisdiction; Venue. All judicial proceedings brought against a Loan Party with respect to this Agreement or the other Loan Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, in and for the County of New York, or of the United States for the Southern District of New York (in each case sitting in the Borough of Manhattan), and by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and each irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and the other Loan Documents. Each Loan Party irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 8.13. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its or their respective properties in the courts of any jurisdiction.

SECTION 8.14. Entire Agreement. This Agreement with all Exhibits and Schedules hereto and the other Loan Documents embody the entire agreement and understanding by and among the parties hereto and thereto relating to the subject matter hereof and thereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

SECTION 8.15. Separability of Provisions; Headings. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Section headings in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

SECTION 8.16. Execution in Counterparts; Etc. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

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SECTION 8.17. Service of Process. Each Loan Party irrevocably appoints C T Corporation (the “Process Agent”), with an office on the Effective Date at 111 Eighth Avenue, New York, New York 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to receive on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in the State of New York, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable until the final payment of all Obligations, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then each Loan Party shall, by an instrument reasonably satisfactory to the Lender, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Lender. Each Loan Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent pursuant to this Section 8.17 in full force and effect and to cause the Process Agent to act as such. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.18 Patriot Act. The Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow the Lender to identify the Loan Parties in accordance with such Act.

SECTION 8.19 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York, New York, is of the essence, and the obligations of the Loan Parties under this Agreement and the other Loan Documents to the Lender (the “Entitled Person”) to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the Judgment Currency the Entitled Person may in accordance with normal banking procedures purchase, and transfer to New York, New York, Dollars in the amount originally due to the Entitled Person with the Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the other Loan Documents in Dollars into another currency (the “Judgment Currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Lender could purchase such Dollars at New York, New York, with the Judgment Currency on the Business Day immediately preceding the day on which such judgment is rendered. Each Loan Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Entitled Person against, and to pay the Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to the Entitled Person in Dollars hereunder exceeds the amount of the Dollars purchased and transferred as aforesaid.

SECTION 8.20 English Language. This Agreement and each of the other Loan Documents has been negotiated and executed in the English language. Except as specified otherwise herein all certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement and the other Loan Documents (including any modifications or supplements hereto or thereto) shall be in the English language, or accompanied by an English translation.

SECTION 8.21 De-Registration under the Securities Exchange Act: Notwithstanding anything else to the contrary contained in this Agreement, nothing in this Agreement shall be deemed to impose an obligation on any Loan Party to maintain its registration under the Securities Exchange Act of 1934, as amended, and any such Loan Party’s de-registration under the Securities Exchange Act of 1934, as amended, shall not be a breach of any representation, warranty or covenant contained in this Agreement or any other Loan Document, nor shall any such de-registration be deemed to constitute a Material Adverse Effect or an Event of Default or Potential Event of Default.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

JUBILANT GENERICS INC., as the Borrower

By:	/s/Arun K. Sharma
Name: Arun K. Sharma
Title: Director

Address:
c/o Jubilant Life Sciences (USA)
One Crossroads Drive
Bedminster, NJ 07921
Phone: (908)917-8266
Fax: _______________
Attention: Arun K. Sharma, Director

Signature Page

CADISTA HOLDINGS, INC. HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY ASSUMES ALL PAYMENT AND PERFORMANCE OBLIGATION OF JUBILANT GENERICS INC. UNDER THE LOAN DOCUMENTS AS OF THE CLOSING DATE

CADISTA HOLDINGS, INC., as the Borrower

By:
Name:
Title:

Address:

[__]

Phone: [__]

Fax: [__]

Attention: [__]

Signature Page

ACKNOWLEDGED AND AGREED AS OF THE CLOSING DATE:

JUBILANT CADISTA PHARMACEUTICALS INC., as the Guarantor

By:
Name:
Title:

Signature Page

ICICI BANK LIMITED, NEW YORK BRANCH, as the Lender

By:	/s/ Akashdeep Sarpal
Name: Akashdeep Sarpal
Title: Country Head - USA

Address:
500 Fifth Avenue, 28th Floor
New York, NY 10036
Tel: (646) 827-8450
Attention: Akashdeep Sarpal

Signature Page

EXHIBIT A

FORM OF NOTE

PROMISSORY NOTE

New York, NY
$35,000,000	[__], 2014

FOR VALUE RECEIVED, Cadista Holdings Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of ICICI Bank Limited, New York Branch (the “Lender”) the principal amount of Thirty-Five Million Dollars ($35,000,000) or, if less, the aggregate amount of Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement dated as of November 12, 2014 by and among Jubilant Generics, Inc., (which on the Closing Date shall be merged with and into) Cadista Holdings Inc., and the Lender (as supplemented, modified, amended, amended and restated or replaced in writing from time to time the “Credit Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement) outstanding on the Maturity Date.

The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Lender described in the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation of all principal payments previously made hereunder on the schedule attached hereto, if any, provided that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

This is the Note referred to in the Credit Agreement, and this Note is entitled to the benefits of the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance by the Lender on the Closing Date in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note, (ii) provides for collateral to secure this Note, (iii) provides for guarantees of this Note, and (iv) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Security Agreement

The Borrower promises to pay on demand all costs and expenses, including all out-of-pocket reasonable attorneys’ fees and costs, incurred in the collection and enforcement of this Note, as set forth in detail in the Credit Agreement. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

JUBILANT GENERICS INC.

By:
Name:
Title:

CADISTA HOLDINGS, INC. HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY ASSUMES ALL PAYMENT AND PERFORMANCE OBLIGATION OF JUBILANT GENERICS INC. UNDER THIS NOTE

CADISTA HOLDINGS, INC.

By:
Name:
Title:

- 2 - Security Agreement

TRANSACTIONS

ON

NOTE

Amount of
	Amount of	Principal	Principal	Notation
Date	Loan Made	Paid	Balance	Made By

- 3 - Security Agreement

EXHIBIT B

FORM OF NOTICE OF BORROWING

Pursuant to that certain Credit Agreement dated as of November 12, 2014 (as supplemented, modified, amended, amended and restated or replaced in writing from time to time to the date hereof the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Jubilant Generics Inc., a Delaware corporation (“Jubilant”), (which on the Closing Date shall be merged with and into) Cadista Holdings Inc., a Delaware corporation (“Cadista”) (with Cadista surviving such merger), and ICICI Bank Limited, New York Branch (the “Lender”), this represents Borrower’s request to borrow as follows:

1.	Date of Borrowing: ___________________, _______

2.	Amount of Borrowing: $___________________

The proceeds of such Borrowing shall be directed as follows: [BORROWER TO PROVIDE ACCOUNT INFORMATION INCLUDING TO INDICATE IF THE ACCOUNT IS OF THE BORROWER OR ANOTHER PERSON].

The undersigned officer, to the best of his or her knowledge, and the Borrower certify that:

(i)          the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

(ii)         no event or condition has occurred and is continuing or would result from the consummation of the Borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

(iii)        since the date of the most recent annual audited financial statements received pursuant to Section 6.01(a) of the Credit Agreement, no Material Adverse Effect has occurred; and

(iv)        all Loan Documents are (and upon consummation of the Merger, will be) in full force and effect and each Loan Party will have performed in all material respects all agreements and satisfied all conditions which the Credit Agreement and other Loan Documents provide shall be performed or satisfied by it on or before the Closing Date.

DATED: _______________	CADISTA HOLDINGS INC.

By:
Name:
Title:

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EXHIBIT C

COMPLIANCE CERTIFICATE

[______], 201[_]

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.          I am the [Chief Financial Officer/Chief Executive Officer/Managing Director] of Cadista Holdings Inc. (“the “Borrower”).

2.          Reference is made to that certain Credit Agreement dated as of November 12, 2014 (as supplemented, modified, amended, amended and restated or replaced in writing from time to time to the date hereof, the “Credit Agreement”) among Jubilant Generics Inc., a Delaware corporation (“Jubilant”), (which on the Closing Date shall be merged with and into) Cadista Holdings Inc., a Delaware corporation (“Cadista”) (with Cadista surviving such merger), and ICICI Bank Limited, New York Branch (the “Lender”). All terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

3.          Attached hereto as Annex A are the calculations used in determining the financial covenants applicable to the Borrower under the Loan Documents, in each case, as of the end of the fiscal year of the Borrower ended March 31, 201[_].

4.          [No Potential Event of Default or Event of Default is continuing as of the date of delivery of this Compliance Certificate, including for the avoidance of doubt that no Change in Control has occurred.]

[OR]

[A Potential Event of Default or Event of Default is continuing as of the date of delivery of this Compliance Certificate. The nature of such Potential Event of Default or Event of Default is [______]. The action that the Borrower proposes to take with respect thereto is [______].]

The foregoing certifications, together with the computations set forth in Annex A hereto are made and delivered as of the date first set forth above pursuant to Section 6.01(b)(iii) of the Credit Agreement.

CADISTA HOLDINGS INC.

By:
Name:
Title: [Chief Financial Officer/Chief Executive Officer/Managing Director]

- 5 - Security Agreement

ANNEX A TO COMPLIANCE CERTIFICATE

[Borrower to complete]

- 6 - Security Agreement

EXHIBIT D

[FORM OF]

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT dated as of [__], 2014 (as supplemented, modified, amended, amended and restated or replaced in writing from time to time, this “Agreement”) between Jubilant Cadista Pharmaceuticals Inc., a Delaware corporation (the “Guarantor”), and ICICI Bank Limited, New York Branch (the “Lender”).

Jubilant Generics Inc., a Delaware corporation (“Jubilant”), (which on the Closing Date (as defined in the Credit Agreement (as defined below)) shall be merged with and into) Cadista Holdings Inc., a Delaware corporation (“Cadista”) (with Cadista surviving such merger) (the “Borrower”) and the Secured Party, as the Lender, are parties to that Credit Agreement dated as of the date hereof (as supplemented, modified, amended, amended and restated or replaced in writing from time to time, the “Credit Agreement”).

To induce the Lender to enter into the Credit Agreement and the other Loan Documents, and make the Loans to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined).

Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Section 2. The Guarantee.

2.01 The Guarantee. The Guarantor hereby absolutely and unconditionally guarantees, as primary obligor and not as surety merely, to the Lender and its respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Obligations which may arise under, out of or in connection with the Credit Agreement, this Agreement or the other Loan Documents, including the principal of and interest on the Loans and all fees, indemnification obligations and other amounts whatsoever, whether direct or indirect, absolute or conditional, now or hereafter payable or becoming payable by the Borrower under the Loan Documents, strictly in accordance with the terms thereof, including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy, insolvency or other similar proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding (collectively, the “Guaranteed Obligations”). The Guarantor hereby further unconditionally agrees that (a) if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and (b) in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the Guaranteed Obligations will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This is a continuing guaranty and is a guaranty of payment and not merely of collection, and shall apply to all Guaranteed Obligations whenever arising.

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2.02 Acknowledgments, Waivers and Consents. The Guarantor agrees that its obligations under this Section 2 shall, to the fullest extent permitted by applicable law, be primary, absolute, irrevocable and unconditional under any and all circumstances and shall apply to any and all Guaranteed Obligations now existing or in the future arising. Without limiting the foregoing, the Guarantor agrees that:

(a)          Guarantee Absolute. The occurrence of any one or more of the following shall not affect the enforceability of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of the Guarantor, or the rights, remedies, powers and privileges of the Lender, under this Agreement:

(i)          any modification or amendment (including by way of amendment, extension, renewal or waiver), or any acceleration or other change in the manner or time for payment or performance, of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to the Guaranteed Obligations, or any modification of the Guaranteed Obligations in accordance with the Credit Agreement;

(ii)         any release, termination, waiver, abandonment, lapse, expiration, subordination or enforcement of any other guaranty of or insurance for any of the Guaranteed Obligations, or the non-perfection or release of any collateral for any of the Guaranteed Obligations;

(iii)        any application by the Lender of the proceeds of any other guaranty of or insurance for any of the Guaranteed Obligations to the payment of any of the Guaranteed Obligations;

(iv)        any settlement, compromise, release, liquidation or enforcement by the Lender of any of the Guaranteed Obligations;

(v)         the giving by the Lender of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of, the Borrower or any other Person, or to any disposition of any shares by the Borrower or any other Person;

(vi)        any proceeding by the Lender against the Borrower or any other Person or in respect of any collateral for any of the Guaranteed Obligations, or the exercise by the Lender of any of its rights, remedies, powers and privileges under the Loan Documents, regardless of whether the Lender shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

(vii)       the entering into any other transaction or business dealings with the Borrower or any other Person;

(viii)      the enactment of any exchange controls by India or the State of Delaware or any governmental authority thereof, or the occurrence of any adverse political or economic development in India or the State of Delaware; or

(ix)         any combination of the foregoing.

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(b)         Waiver of Defenses. The enforceability of this Agreement and the liability of the Guarantor and the rights, remedies, powers and privileges of the Lender under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i)          the illegality, invalidity or unenforceability of any of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to any of the Guaranteed Obligations;

(ii)         any disability or other defense with respect to any of the Guaranteed Obligations, including the effect of any statute of limitations, that may bar the enforcement thereof or the obligations of the Guarantor relating thereto;

(iii)        the illegality, invalidity or unenforceability of any other guaranty of or insurance for any of the Guaranteed Obligations or any lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for any of the Guaranteed Obligations;

(iv)        the cessation, for any cause whatsoever, of the liability of the Borrower or the Guarantor with respect to any of the Guaranteed Obligations (other than, subject to Section 2.03 hereof, by reason of the payment thereof);

(v)         any failure of the Lender to marshal assets, to exhaust any collateral for any of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other Person, or to take any action whatsoever to mitigate or reduce the liability of the Guarantor under this Agreement, the Lender being under no obligation to take any such action notwithstanding the fact that any of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

(vi)        any counterclaim, set-off or other claim which the Borrower or the Guarantor has or claims with respect to any of the Guaranteed Obligations;

(vii)       any failure of the Lender to file or enforce a claim in any bankruptcy, insolvency, reorganization or other proceeding with respect to any Person;

(viii)      any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against the Borrower or any other Person, including any discharge of, or bar, stay or injunction against collecting, any of the Guaranteed Obligations (or any interest on any of the Guaranteed Obligations) in or as a result of any such proceeding;

(ix)         any action taken by the Lender that is authorized by this Section 2.02 or otherwise in this Agreement or by any other provision of any Loan Document, or any omission to take any such action;

(x)          any law, regulation, decree or order of any jurisdiction, or any other event, affecting any of the Guaranteed Obligations or the Lender’s rights with respect thereto; or

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(xi)         any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(c)          Waiver of Set-off and Counterclaim, Etc. The Guarantor expressly waives, to the fullest extent permitted by law, for the benefit of the Lender, any right of set-off and counterclaim with respect to payment of its obligations hereunder, and all diligence, presentment, demand for payment or performance, notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor and all other notices or demands whatsoever, and any requirement that the Lender exhaust any right, remedy, power or privilege or proceed against the Borrower under the Credit Agreement or any other Loan Document or other agreement or instrument referred to herein or therein, or against any other Person, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. The Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

(d)          Other Waivers. The Guarantor expressly waives, to the fullest extent permitted by law, for the benefit of the Lender, any right to which it may be entitled:

(i)          that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Guaranteed Obligations prior to any amounts being claimed from or paid by the Guarantor;

(ii)         to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against the Guarantor; and

(iii)        to have its obligations hereunder be divided among any other guarantor of the Guaranteed Obligations, such that the Guarantor’s obligation would be less than the full amount claimed.

2.03 Reinstatement. The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any other Person in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any bankruptcy, insolvency or reorganization proceeding or otherwise, and the Guarantor agrees that it will indemnify the Lender on demand for all costs and expenses (including fees of counsel) incurred by them in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or the like under any bankruptcy, insolvency, reorganization or similar law.

2.04 Subrogation. The Guarantor agrees that, until the final payment in full of all Guaranteed Obligations and the expiration or termination of the commitments under the Credit Agreement, the Guarantor shall not exercise any right or remedy arising by reason of any performance by the Guarantor of its obligations hereunder, whether by subrogation, reimbursement, contribution or otherwise, against the Borrower or any other Person or any collateral for any of the Guaranteed Obligations.

2.05 Remedies. The Guarantor agrees that, as between the Guarantor and the Lender, the obligations of the Borrower under the Credit Agreement and the other Loan Documents may be declared to be forthwith due and payable as provided therein (and shall become automatically due and payable in the circumstances provided therein) for purposes of Section 2.01 hereof, notwithstanding any bar, stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower, and that, in the event of such declaration (or such obligations becoming automatically due and payable), such obligations shall forthwith become due and payable by the Guarantor for purposes of such Section 2.01.

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2.06 Payments. All payments by the Guarantor under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Lender, free and clear of and without reduction or withholding.

2.07 Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guaranty in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that the Lender, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213.

Section 3. Miscellaneous.

3.01 No Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

3.02 Notices. All notices shall be provided as set forth in Section 8.02 of the Credit Agreement.

3.03 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Guarantor and the Lender.

3.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and each holder of any of the Guaranteed Obligations and their respective successors and assigns permitted hereby, except that the Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender in its sole discretion.

3.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

3.06 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

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3.07 Governing Law; Jurisdiction, Service of Process and Venue.

(a)          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(b)          Submission to Jurisdiction. The Guarantor irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any applicable appellate court, in any action or proceeding arising out of or relating to any Loan Document to which the Guarantor is a party, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document to which the Guarantor is a party shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to any such Loan Document against the Guarantor or its property in the courts of any jurisdiction.

(c)          Process Agent. The Guarantor has appointed the Process Agent in accordance with Section 8.17 of the Security Agreement for all purposes of this Agreement and the other Loan Documents.

(d)          Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Lender to serve any such process or summonses in any other manner permitted by applicable law.

(e)          Waiver of Venue, Etc. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to any Loan Document to which the Guarantor is a party in any court referred to in Section 3.07(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

3.08 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.08.

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3.09 Set-Off. If the Guarantor shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder, the Lender and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other indebtedness at any time owing by the Lender or such affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Agreement or any other Loan Document to which the Guarantor is a party to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document to which the Guarantor is a party and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The Lender agrees promptly to notify the applicable Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender and its affiliates under this Section 3.09 are in addition to other rights and remedies (including other rights of set-off) that the Lender and its affiliates may have.

3.10 Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

3.11 Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

3.12 No Fiduciary Relationship. The Guarantor acknowledges that the Lender has no fiduciary relationship with, or fiduciary duty to, the Guarantor arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lender and the Guarantor is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed and delivered as of the day and year first above written.

GUARANTOR:

JUBILANT CADISTA PHARMACEUTICALS INC.

By:
Name:
Title:

LENDER:

ICICI BANK LIMITED, NEW YORK BRANCH

By:
Name:
Title:

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EXHIBIT E

FORM OF MORTGAGE

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: REED SMITH LLP 1301 K STREET, N.W. SUITE 1100, EAST TOWER WASHINGTON, DC 20005-3317 Attention: ABBEY L. MANSFIELD, Esq.

SPACE ABOVE LINE RESERVED FOR OFFICIAL RECORDER’S USE

INDEMNITY DEED OF TRUST, SECURITY AGREEMENT
AND FIXTURE FILING

By

JUBILANT CADISTA PHARMACEUTICALS INC.
as Grantor

to

ABBEY L. MANSFIELD AND JENNIFER B. MAGALHAES
as co-trustees

for the benefit of

ICICI BANK LIMITED, NEW YORK BRANCH
as Beneficiary

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INDEMNITY DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

This INDEMNITY DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is executed as of _________________________, 2014, by JUBILANT CADISTA PHARMACEUTICALS INC., a Delaware corporation, having its principal place of business and having an address for notice hereunder at ____________________________________________________ (“Grantor”), to ABBEY L. MANSFIELD, whose address for notice hereunder is c/o Reed Smith LLP, 1301 K Street, N.W., Suite 1100 - East Tower, Washington, D.C. 20005 and JENNIFER B. MAGALHAES, whose address for notice hereunder is c/o Reed Smith LLP, 3110 Fairview Park Drive, Suite 1400, Falls Church, Virginia 22042, co-trustees, either of whom may act (collectively, “Trustee”), for the benefit of ICICI BANK LIMITED, NEW YORK BRANCH, a __________________ (together with its participants, successors and assigns, collectively, “Beneficiary”, referred to herein sometimes as “Lender”), having an address for notice hereunder at 500 Fifth Avenue, 28th Floor, New York, New York 10036, Attention: ____________________.

1.          Grantor is the owner of the Collateral.

2.          Beneficiary has agreed, subject to certain conditions, to make a loan to JUBILANT GENERICS INC., a Delaware corporation (the “Borrower”) in the maximum principal amount of [__________________/100 DOLLARS ($______________)] (the “Loan”).

3.          As evidence of the Loan, Borrower has executed and delivered to Beneficiary that certain Promissory Note in the principal amount of [___________________/100 Dollars ($___________)], dated of even date herewith and payable to the order of Beneficiary (as may be amended, restated, replaced, substituted, renewed and consolidated from time to time, the “Note”), and Borrower has entered into that certain Credit Agreement, dated as of __, 2014 (as may be amended, restated, replaced, substituted, renewed and consolidated from time to time, the “Credit Agreement”).

4.          To induce Beneficiary to make the Loan, Grantor has executed and delivered to Beneficiary that certain Guarantee Agreement of even date herewith (as may be amended, restated, replaced, substituted, renewed and consolidated from time to time, the “Guaranty”). The Guaranty provides for, among other things, Grantor’s guarantee of the prompt payment and performance by Grantor and Borrower of all Obligations (the “Secured Obligations”).

5.          Grantor is not primarily liable for the payment of the indebtedness under the Note. Grantor hereby acknowledges that the making of the Loan evidenced by the Note and the agreements contained in the Loan Documents are of direct and substantial value to Grantor; therefore, Grantor hereby acknowledges receipt of good, valuable and adequate consideration for the execution and delivery of the Guaranty and this Deed of Trust. THE OBLIGATIONS OF GRANTOR UNDER THE NOTE REPRESENT A FUTURE CONTINGENT LIABILITY AND NOT A PRESENT LIABILITY.

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ARTICLE 1.

DEFINITIONS

Section 1.1.          Definitions.

(a)          As used herein, the following terms shall have the following meanings:

“Collateral” means: (a) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor (the “Land”); (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (collectively, the “Improvements”); (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Collateral, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (collectively, the “Fixtures”); (d) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter located at or used in connection with, arising from or otherwise related to the Collateral or which may be used in or relating to the planning, development, financing or operation of the Collateral (collectively, the “Personal Property”), including insurance proceeds, contract rights, trademarks, goodwill, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any Governmental Authorities, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, furniture, furnishings, equipment, machinery, building materials, construction materials, signage, computer equipment, leasehold improvements, devices, interior improvements, appurtenances, electronic data processing equipment, telecommunications equipment and other fixed assets, all Proceeds (as defined in the UCC) thereof and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, all regardless of whether the same are located at the Property or are located elsewhere (including in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation; (e) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Collateral; (f) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (collectively, the “Plans”); (g) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or right to use or occupy, all or any part of the Collateral (collectively, the “Leases”); (h) all guaranties and other surety arrangements (written or oral, now or at any time in effect) of, for or otherwise relating to any of the Leases (collectively, the “Lease Guaranties”), together with any security and other deposits now or hereafter given to secure, or otherwise relating to, the Leases or the Lease Guaranties; (i) all minimum, percentage and other rentals paid or payable by any tenant, licensee, concessionaire, occupant or other user of all or any portion of the Collateral, whether pursuant to a Lease or otherwise (collectively, “Tenants”), all amounts paid or payable by Tenants pursuant to escalation or other adjustment provisions in their respective Leases or on account of maintenance or service charges, taxes, assessments, insurance, utilities, air conditioning and heating, and other administrative, management, operating and leasing expenses for the Collateral, all awards hereafter made to Grantor in any bankruptcy, insolvency or reorganization case or proceeding with respect to any Lease or Lease Guaranty, and all royalties, issues, profits, revenues, income, and other money and benefits paid or payable by Tenants or arising in connection with any Lease or Lease Guaranty (collectively, the “Rents”); (j) all other agreements (written or oral, now or at any time in effect), including construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, and leases, licenses, and occupancy agreements in favor of Grantor as tenant, licensee, or occupant, and all permits, licenses, approvals, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Collateral (collectively, the “Property Agreements”); (k) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, now existing or hereafter arising; (l) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof; (m) all insurance policies, unearned premiums therefor and proceeds from such policies insuring the Collateral now or hereafter acquired by Grantor; (n) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Collateral; and (o) all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, the Improvements, the Fixtures or the Personal Property. As used in this Deed of Trust, the term “Collateral” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

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“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of governmental authorities affecting the Collateral or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Grantor, at any time in force affecting the Collateral or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment of the Collateral.

“Loan Documents” means: (a) the Credit Agreement; (b) the Note; (c) the Guaranty; (d) this Deed of Trust; (e) all other documents now or hereafter executed by Borrower, Grantor or any other person or entity to evidence or secure the payment or the performance of the Obligations or otherwise executed in connection with the documents described in the foregoing items (a) through (c); and (f) all amendments, modifications, renewals, restatements, extensions, substitutions and replacements of any of the foregoing items.

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“Obligations” means: (a) all principal and all interest, fees, expenses, charges, reimbursements, and other amounts due under or secured by the Credit Agreement, the Note and the other Loan Documents; (b) all principal, interest and other amounts which may hereafter be loaned by Beneficiary, its successors or assigns, to or for the benefit of Borrower or Grantor, when evidenced by a promissory note or other instrument which, by its terms, is governed or secured by the Loan Documents; and (c) all other indebtedness, obligations, covenants, and liabilities, now or hereafter existing, of any kind of Borrower and/or Grantor to Beneficiary under documents which recite that they are intended to be secured by this Deed of Trust.

“Permitted Encumbrances” means the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust, together with the liens and security interests in favor of Beneficiary created by the Loan Documents.

“Property” means the Land, the Improvements and the Fixtures.

“Transfer” means any direct or indirect, voluntary or involuntary sale (including an installment sale wherein Grantor agrees to sell the Property or any portion thereof, for a price to be paid in installments, an agreement by Grantor purporting to lease all or a substantial part of the Property, or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor’s right, title and interest in and to any Leases and/or Rents), transfer, conveyance, mortgage, pledge, assignment, encumbrance, alienation, grant or other comparable action relating to the legal and/or beneficial ownership of, title to or interests in (including any profits or proceeds relating to) the Property.

“UCC” means the Uniform Commercial Code of the jurisdiction in which the Property is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a jurisdiction other than the jurisdiction in which the Property is located, then, as to the matter in question, the Uniform Commercial Code in effect in that jurisdiction.

(b)          Capitalized terms not otherwise defined in this Deed of Trust shall have the meanings ascribed to such terms in the Credit Agreement.

Section 1.2.          General Construction. Unless otherwise noted, all “Article” and “Section” references shall be to Articles or Sections of this Deed of Trust. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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ARTICLE 2.

GRANT

Section 2.1.          Grant. To secure the full and timely payment and performance of the Secured Obligations, Grantor GRANTS, BARGAINS, TRANSFERS, ALIENATES and ASSIGNS all of its right, title and interest in and to the Collateral to Beneficiary (subject, however, to the Permitted Encumbrances), TO HAVE AND TO HOLD, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Collateral unto Trustee.

ARTICLE 3.

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1.          Title to Collateral and Lien of this Instrument. Grantor owns the Collateral free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Collateral.

Section 3.2.          First Lien Status. Grantor shall preserve and protect the first priority lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Collateral, Grantor shall promptly, and at its expense, give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and such other information as Beneficiary may request), and shall either (i) pay the underlying claim in full or take such other action so as to cause it to be released, or (ii) contest the same in compliance with the requirements of the Credit Agreement.

Section 3.3.          Payment and Performance. Grantor shall pay and perform the Secured Obligations in full when they are required to be performed.

Section 3.4.          Replacement of Fixtures and Personal Property. Except as may otherwise be permitted pursuant to the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary’s reasonable discretion), permit any of the Fixtures or Personal Property to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary prior to acquisition by Grantor.

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Section 3.5.          Maintenance of Rights of Way, Easements and Licenses. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Collateral and will not, without the prior consent of Beneficiary (which may be granted or withheld in Beneficiary’s reasonable discretion), consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Collateral. Grantor shall comply in all material respects with all restrictive covenants affecting the Collateral, and all Legal Requirements, including zoning ordinances, environmental laws and other public or private restrictions as to the use of the Collateral.

Section 3.6.       Inspection. Grantor shall permit Beneficiary and/or Trustee, and their agents, representatives and employees, upon reasonable prior notice to Grantor, during normal business hours to inspect the Collateral and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Collateral.

Section 3.7.          Due On Sale and Encumbrance; Transfer of Interests

Without the prior written consent of Beneficiary and except as expressly provided below or in the Credit Agreement none of Grantor or any Person having an ownership or beneficial interest in Grantor shall (A) consummate a Transfer, or (B) enter into any easement or other agreement granting rights in or restricting the use or development of the Collateral, provided, however, that Beneficiary will agree to exercise reasonable discretion when reviewing any proposed easement, so long as such easement does not have a material adverse effect on the Property, and Grantor reimburses Beneficiary for all reasonable expenses incurred by Beneficiary in reviewing any such proposed easement; and

Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to declare the Secured Obligations to be immediately due and payable upon a Transfer in violation of this Deed of Trust. This provision shall apply to every Transfer in violation of this Deed of Trust regardless of whether such Transfer was voluntary or not, or whether or not Beneficiary has previously consented to any Transfer.

Section 3.8.          Operation; Maintenance.

(a)          Grantor shall not cause or permit any intentional physical waste of any material portion of the Property.

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(b)          Grantor shall observe and comply in all material respects with all Legal Requirements applicable to the ownership, use and operation of the Property and shall promptly commence a reasonable and good faith cure of any alleged violation of any Legal Requirements; provided that Grantor may, upon providing Lender with security satisfactory to Lender (in the exercise of Lender’s reasonable judgment) and so long as during any contest the Collateral shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed, proceed diligently and in good faith to contest the validity or applicability of any such alleged violation of Legal Requirement.

(c)          Grantor shall maintain the Property in good condition and promptly repair any damage or casualty (subject to the terms of this Deed of Trust).

(d)         Upon reasonable prior notice (except during the existence of an Event of Default, when no prior notice shall be required), Grantor shall provide Lender and its agents, representatives and contractors with access to the Property from time to time (subject to the rights of Tenants and during normal business hours and, provided no Event of Default exists, with reasonable prior notice) for the purposes of conducting appraisals, engineering inspections and environmental assessments of the Property and examining and copying the books and records relating to any Property. The costs relating to such activities shall be paid by Grantor.

Section 3.9.          Insurance and Casualty. Grantor shall obtain and maintain insurance for Grantor and for the Property in the forms and in the amounts required by the Credit Agreement. Grantor shall observe and comply in all material respects with all requirements, restrictions, terms and conditions of all policies required in order to maintain the policies in full force and effect, and shall promptly commence a reasonable and good faith cure of any alleged violation of any such requirements, restrictions, terms or conditions. Grantor shall promptly notify Lender of any loss or damage to the Property. If the loss or damage to the Property is less than $500,000, Grantor shall promptly repair or replace the damaged or destroyed improvements in a manner satisfactory to Lender. Lender may make proof of loss if (i) an Event of Default has occurred and is continuing, or (ii) the amount of the claim is in excess of $500,000 and Grantor fails to make proof of loss within the earlier of (i) sixty (60) days of the casualty or (ii) within the time period required under the applicable insurance policy. Whether or not Lender’s security is impaired, Lender may, at Lender’s election, receive and retain the proceeds in excess of $500,000 of any insurance and apply the proceeds to the reduction of the indebtedness under the Note, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust. Any proceeds in excess of $500,000 which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the indebtedness under the Note. If Lender holds any proceeds after payment in full of the indebtedness under the Note, such proceeds shall be paid to Grantor as Grantor’s interests may appear.

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Section 3.10.        Restriction on Leasing. Grantor shall not, without Lender’s consent, (i) enter into any Lease, (ii) enter into any material amendment or modification (meaning any material increase in the economic obligations of the “lessor” or “landlord”, any material diminution of the economic obligations of the “lessee” or “tenant”, or any material diminution in the rights or protections afforded the “lessor” or “landlord”) of a Lease, or a replacement, extension, or renewal of a Lease (other than extensions and/or renewals expressly contemplated by the terms of the approved Lease), (iii) consent to an assignment or subletting associated with any Lease, or (iv) terminate or accept or acquiesce to the surrender of any Lease, other than a termination or surrender that is expressly provided for in such Lease, provided that Lender hereby reserves the right to approve all lease terminations or surrenders following a permitted assumption of the Loan. Notwithstanding the foregoing, Grantor may enter into, modify or terminate Leases with affiliated entities from time to time without the consent of Beneficiary, provided that such Leases are subordinate to the lien of this Deed of Trust. Lender may condition its consent (when required) to any Lease termination or surrender on the deposit of any termination or surrender proceeds with Lender for distribution for costs associated with re-letting the subject space. In connection with any request for approval relating to a leasing matter, provided no Event of Default exists, Lender shall notify Grantor whether Lender has approved any such Lease or amendment, modification, replacement, extension, renewal, assignment, subletting, termination or surrender within ten (10) Business Days following Lender’s receipt of all information reasonably requested by Lender to review any such leasing approval request. If Lender does not so notify Grantor within ten (10) Business Days following Lender’s receipt of all such information and if no Event of Default exists, Lender’s approval of such leasing matter shall be deemed granted.

Section 3.11.        Other Covenants. All of the covenants in the Credit Agreement are incorporated herein by reference and shall be applicable to Grantor and the Collateral. Grantor shall comply with all covenants set forth in the Credit Agreement as if they were set forth in full in this Deed of Trust.

Section 3.12.        Condemnation Awards and Insurance Proceeds.

(a)          Condemnation Awards. Grantor assigns to Beneficiary all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

(b)          Insurance Proceeds. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Collateral. Grantor authorizes Beneficiary to collect and receive such proceeds, to give proper receipts and acquittances therefor, and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Credit Agreement.

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ARTICLE 4.

DEFAULT AND FORECLOSURE

Section 4.1.          Remedies. If an Event of Default exists, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a)         Acceleration. After the expiration of any grace or notice period provided herein or in the Credit Agreement, declare the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable and, immediately upon the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Note at the rate of Default Interest.

(b)         Entry on Collateral. Enter the Collateral and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Collateral after an Event of Default and without Beneficiary’s written consent (to be issued or withheld in Beneficiary’s sole and absolute discretion), Beneficiary may invoke any legal remedies to dispossess Grantor.

(c)         Operation of Collateral. Hold, lease, develop, manage, operate or otherwise use the Collateral upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (including making such repairs and alterations and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary or, as applicable, Trustee in connection therewith in accordance with the provisions of Section 4.7.

(d)         Foreclosure and Sale. To the greatest extent permitted by law, sell or offer for sale the Collateral in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the laws of the jurisdiction in which the Property is located relating to the sale of real estate or by Article 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale (i) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to be physically present at or to have constructive possession of the Collateral (Grantor shall deliver to Trustee any portion of the Collateral not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title binding upon Grantor, (iii) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including nonpayment of the Secured Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Trustee hereunder, (iv) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (v) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for its or their purchase money and no such purchaser or purchasers, or its or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Secured Obligations in lieu of paying cash.

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(e)          Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Collateral for the repayment of the Secured Obligations, the appointment of a receiver of the Collateral, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Collateral upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f)          Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or, to the extent permitted by law, a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

Section 4.2.          Separate Sales. The Collateral may be sold in one or more parcels and in such manner and order as Trustee, in its sole and absolute discretion, may elect; and the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3.          Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary shall have all rights, remedies and recourses granted hereunder and in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Collateral, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses hereunder, under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default. To the extent permitted by law, Grantor hereby waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Trustee or Beneficiary under the terms of this Deed of Trust, the Note, the Guaranty and the other Loan Documents.

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Section 4.4.          Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Collateral, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Collateral. For payment of the Secured Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 4.5.          Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Beneficiary’s or, as applicable, Trustee’s election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents or at law or in equity, and (c) any right to a marshalling of assets.

Section 4.6.          Discontinuance of Proceedings. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.7.          Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, operating, insuring, leasing, management, operation or other use of the Collateral, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a)          to the payment of the reasonable costs and expenses of taking possession of the Collateral and of holding, using, leasing, repairing, improving and selling the same, including (1) trustee’s and receiver’s fees and expenses, (2) court costs, (3) reasonable attorneys’ and accountants’ fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments, or other charges subject to which the Collateral shall have been sold;

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(b)          to the payment of all amounts (including interest at the rate of Default Interest), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Beneficiary under the Loan Documents;

(c)          to the payment and performance of the remainder of the Secured Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

(d)          the balance, if any, to the payment of the persons legally entitled thereto.

Section 4.8.          Occupancy After Foreclosure. The purchaser at any sale pursuant to Section 4.1(d) shall become the legal owner of the Collateral. All occupants of the Collateral shall, at the option of such purchaser, become tenants of the purchaser at the sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Collateral other than the statutory action of forcible detainer in any court having jurisdiction over the Collateral.

Section 4.9.          Additional Advances and Disbursements; Costs of Enforcement.

(a)          If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents and such failure constitutes an Event of Default, then without notice to or demand upon Grantor or any other Person, and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of such Event of Default, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, provided that any such action by or on behalf of Beneficiary of such non-performance or breach shall not be deemed to cure any such Event of Default. All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall be payable upon demand by Lender, and shall bear interest if not paid within thirty (30) days after written demand therefor computed at the rate of Default Interest, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b)          Upon demand by Lender, Grantor shall pay or at Beneficiary’s option, reimburse Beneficiary and Trustee for, all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Deed of Trust and the other Loan Documents, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise. Such expenses shall include reasonable expenses (including the reasonable fees and expenses of legal counsel for Beneficiary) incurred in connection with (i) the preservation and enforcement of Beneficiary’s liens and security interests under this Deed of Trust, (ii) the protection, exercise or enforcement of Beneficiary’s rights with respect to the Property including Beneficiary’s rights to (1) collect or take possession of the Property and the proceeds thereof, (2) hold the Property, (3) prepare the Property for sale or other disposition and (4) sell or otherwise dispose of the Property, and (iii) the assertion, protection, exercise or enforcement of Beneficiary’s rights in any proceeding under the United States Bankruptcy Code, including the preparation, filing and prosecution of (1) proofs of claim, (2) motions for relief from the automatic stay, (3) motions for adequate protection, and (4) complaints, answers and other pleadings in adversary proceedings by or against Beneficiary or relating in any way to the Property. The duties and obligations of Grantor under this Section 4.9(b) are in addition to, and not in lieu of, any duties and obligations under the Credit Agreement.

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Section 4.10.         No Mortgagee-in-Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Leases and Rents under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee-in-possession of the Collateral, to obligate Beneficiary or Trustee to lease the Collateral or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5.

ASSIGNMENT OF LEASES AND RENTS

Section 5.1.          Assignment. Grantor acknowledges and confirms that it has executed and delivered to Beneficiary an Indemnity Assignment of Leases and Rents of even date herewith (the “Assignment of Leases and Rents”), intending that such instrument create a present, absolute assignment to Beneficiary of, among other things, the Leases, Lease Guaranties and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Grantor hereby assigns to Beneficiary, as further security for the Secured Obligations, the Leases, Lease Guaranties and Rents. Upon the occurrence of any Event of Default, Beneficiary shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Article 4 hereof, including the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of Leases, Lease Guaranties and Rents in this Deed of Trust and the absolute assignment of Leases, Lease Guaranties and Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

ARTICLE 6.

SECURITY AGREEMENT

Section 6.1.          Security Agreement. This Deed of Trust shall constitute a security agreement under Article 9 of the UCC in each applicable jurisdiction with respect to the Personal Property, which shall be deemed to include any and all fixtures and personal property included in the description of the Personal Property, now owned or hereafter acquired by Grantor, which might otherwise be deemed “personal property” and all accessions thereto and the proceeds thereof. Grantor has granted and does hereby grant Beneficiary a security interest in the Personal Property and in all additions and accessions thereto, renewals and replacements thereof and all substitutions therefor and proceeds thereof for the purpose of securing all Secured Obligations now or hereafter secured by this Deed of Trust. The following provisions relate to such security interest:

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(a)          The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use in the Collateral or otherwise relating to the Collateral. If Grantor shall at any time acquire a commercial tort claim relating to the Collateral, Grantor shall promptly notify Trustee and Beneficiary in a writing signed by Grantor of the brief details thereof and grant to Beneficiary a security interest therein and in the proceeds thereof.

(b)          Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as “all assets used or procured for use or otherwise relating to” the Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Collateral as defined, or in a manner consistent with the term as defined, in this Deed of Trust and (b) contain any other information required by part 5 of Article 9 of the UCC of any such filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide any such information to Beneficiary promptly upon request. Grantor also ratifies its authorization for Beneficiary to have filed in any filing office in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Grantor shall pay to Beneficiary, from time to time, upon demand by Lender, any and all reasonable costs and expenses incurred by Beneficiary in connection with the filing of any such initial financing statements and amendments, including reasonable attorneys’ fees and all disbursements. Such costs and expenses shall bear interest at the rate of Default Interest if not paid within 30 days of written demand therefor by Lender, commencing on the 31st day after such demand until the date repaid by Grantor, and such costs and expenses, together with such interest, shall be part of the Secured Obligations and shall be secured by this Deed of Trust.

(c)          Grantor shall any time and from time to time take such steps as Beneficiary may reasonably request for Beneficiary to obtain “control” of any Personal Property for which control is a permitted or required method to perfect, or to insure priority of, the security interest in such Personal Property granted herein.

(d)          Upon the occurrence of an Event of Default, Beneficiary shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity or under this Deed of Trust.

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(e)          It is intended by Grantor and Beneficiary that this Deed of Trust be effective as a financing statement filed with the applicable real estate records as a fixture filing covering the Collateral. A description of the Land which relates to the Personal Property is set forth in Exhibit A attached hereto. Grantor is the record owner of the Land. Grantor’s organizational identification number issued by the State of Maryland Department of Assessments and Taxation is F04890174.

(f)          Terms defined in the UCC and not otherwise defined in this Deed of Trust shall have the same meanings in this Article as are set forth in the UCC. In the event that a term is used in Article 9 of the UCC and also in another Article of the UCC, the term used in this Article is that used in Article 9. The term “control,” as used in this Article, has the meaning given in Sections 9-104, 9-105, 9-106 or 9-107 of Article 9, as applicable.

ARTICLE 7.

CONCERNING THE TRUSTEE

Section 7.1.          Certain Rights. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with legal counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by Trustee in the performance of its duties. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by Trustee in the performance of its duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s gross negligence or willful misconduct hereunder. Grantor’s obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

Section 7.2.          Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 7.3.          Successor Trustees. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

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Section 7.4.          Perfection of Appointment. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 7.5.          Trustee Liability. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 8.

MISCELLANEOUS

Section 8.1.          Notices. Any notice required or permitted to be given under this Deed of Trust shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Deed of Trust. Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day after deposit with a nationally recognized overnight air courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Beneficiary, Trustee or Grantor, as the case may be. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

Section 8.2.          Covenants Running with the Property. All Secured Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Property). All persons or entities who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary (which may be issued or withheld in Beneficiary’s sole and absolute discretion).

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Section 8.3.          Attorney-in-Fact. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) upon the occurrence and during the continuation of an Event of Default, to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personal Property, and Fixtures in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Collateral, and (d) upon the occurrence and continuation of an Event of Default, to perform any obligation of Grantor hereunder or under any of the other Loan Documents; however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Secured Obligations and shall bear interest if not paid upon demand by Lender at the rate of Default Interest until paid by Grantor; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3.

Section 8.4.          Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary Trustee and Grantor and their respective successors and assigns provided that Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary’s sole and absolute discretion), assign any rights, duties or obligations hereunder.

Section 8.5.          No Waiver. Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.6.          Subrogation. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Collateral, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Collateral and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

Section 8.7.          Credit Agreement. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

Section 8.8.          Release or Reconveyance. Upon the full, final and indefeasible payment and performance of the Secured Obligations, Beneficiary, at Grantor’s expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Collateral to Grantor.

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Section 8.9.          Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

Section 8.10.         Obligations of Grantor, Joint and Several. If more than one person or entity has executed this Deed of Trust as “Grantor,” the obligations of all such persons or entities hereunder shall be joint and several.

Section 8.11.         Governing Law. This Deed of Trust shall be governed by the laws of the state in which the Property is located.

Section 8.12.         Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.13.         Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ARTICLE 9.

STATE-SPECIFIC PROVISIONS

Section 9.1.          Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article and the other provisions of this instrument, the terms and conditions of this Article shall control and be binding.

Section 9.2.          Commercial Purpose. Grantor warrants that the Loan is a “Commercial Loan” as defined in Title 12 of the Commercial Law Article of the Annotated Code of Maryland. Grantor further warrants that all Loan proceeds will be used for a commercial loan purpose.

Section 9.3.          Assent to Sale. In addition to the remedies set forth herein, Grantor, in accordance with Title 14, Chapter 200 of the Maryland Rules of Procedure, or of any other general or local laws or rules or regulations of the State of Maryland relating to mortgages and deeds of trust, including any amendments thereof or supplements thereto which do not materially change or impair the remedy, does hereby declare and assent to the passage of a decree to sell the Property by the equity court having jurisdiction for the sale of the Property and the trustees appointed by such decree of court shall have, subject to the terms of the decree of court, the same authority and power to sell on the terms and conditions herein set forth, and for such proposes the word "Trustee" shall be deemed to include the trustees so appointed. This assent to decree shall not be exhausted in the event the proceeding is dismissed before the indebtedness secured hereby is paid in full.

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Section 9.4.          Governing Law. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION AND VALIDITY, THIS DEED OF TRUST AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF MARYLAND (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OR COMITY) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, this Deed of Trust has been executed by Grantor and is effective as of the day and year first above written.

JUBILANT CADISTA PHARMACEUTICALS INC.,
a Delaware corporation

By:
Name:
Title:

STATE OF ______________	)
) SS.
COUNTY OF ____________	)

On this ______ day of _________________, 2014, before me, a notary public, personally appeared __________________, to me personally known, being by me duly sworn, did say that he/she is the __________________ of Jubilant Cadista Pharmaceuticals Inc., a Delaware corporation, and that said instrument was signed on behalf of said corporation.

Notary Public

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ATTORNEY CERTIFICATION

The undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland, hereby certifies that this instrument has been prepared by or under the supervision of the undersigned.

____________________________

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EXHIBIT A

LEGAL DESCRIPTION

The Legal Description of the real property, as specified in that certain ALTA Survey dated October 20, 2014, and provided in connection with the Credit Agreement is as follows:

ALL THAT CERTAIN LOT OR PARCEL OF LAND TOGETHER WITH ALL IMPROVEMENTS THEREON LOCATED AND BEING IN THE CITY OF SALISBURY, SALISBURY ELECTION DISTRICT OF WICOMICO COUNTY, STATE OF MARYLAND, LOCATED AND BINDING UPON THE NORTH AND SOUTH SIDE OF KILEY DRIVE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TRACT I

BEGINNING FOR THE SAME AT A POINT ON THE SOUTH SIDE OF KILEY DRIVE, AT THE NORTHWEST CORNER OF THE PROPERTY HEREIN DESCRIBED, THENCE RUNNING BY AND WITH THE SOUTH SIDE OF KILEY DRIVE SOUTH 69 DEGREES 58 MINUTES 14 SECONDS EAST A DISTANCE OF 149.96 FEET TO A POINT AT THE NORTHWEST CORNER OF THE LANDS OF JOEL GETROUW, THENCE RUNNING BY AND WITH THE LANDS OF JOEL GETROUW, SOUTH 20 DEGREES 01 MINUTES 46 SECONDS WEST A DISTANCE OF 246.78 FEET TO A POINT ON THE LINE OF THE STATE HIGHWAY ADMINISTRATION, THENCE BY AND WITH THE LANDS OF STATE HIGHWAY ADMINISTRATION, THE FOLLOWING TWO COURSES, NORTH 56 DEGREES 25 MINUTES 51 SECONDS WEST A DISTANCE OF 35.37 FEET TO A POINT, NORTH 67 DEGREES 46 MINUTES 18 SECONDS WEST A DISTANCE OF 115.66 FEET TO A POINT AT THE LANDS OF HOMER F. & KAREN S. KING III, THENCE BY AND WITH THE LANDS OF HOMER F. & KAREN S. KING III, NORTH 20 DEGREES 01 MINUTES 46 SECONDS EAST A DISTANCE OF 234.06 FEET TO THE PLACE OF BEGINNING, CONTAINING 40,500.00 SQUARE FEET/0.93± ACRES AND BEING SHOWN AS LOT 8A, BLOCK E, ON THE PLAT “RESUBDIVISION PLAT FOR MALONE PROPERTIES” AND RECORDED AMONG THE LAND RECORDS FOR WICOMICO COUNTY, MARYLAND IN PLAT BOOK 14, FOLIO 828.

TRACT II

BEGINNING FOR THE SAME AT A POINT ON THE NORTH SIDE OF KILEY DRIVE AT THE SOUTHEAST CORNER OF THE PROPERTY HEREIN DESCRIBED THENCE RUNNING BY AND WITH THE NORTH SIDE OF KILEY DRIVE NORTH 69 DEGREES 58 MINUTES 14 SECONDS WEST A DISTANCE OF 959.99 FEET TO A POINT AT THE SOUTHEAST CORNER OF THE LANDS OF NORTHWOOD RV STORAGE, LLC, THENCE BY AND WITH THE LANDS OF NORTHWOOD RV STORAGE, LLC AND THE BANK OF DELMARVA, NORTH 20 DEGREES 01 MINUTE 46 SECONDS EAST A DISTANCE OF 560.00 FEET TO A POINT ON THE SOUTH SIDE OF G PLUS PROPERTIES, LLC, THENCE BY AND WITH G PLUS PROPERTIES, LLC, THE FOLLOWING THREE COURSES SOUTH 76 DEGREES 00 MINUTES 57 SECONDS EAST A DISTANCE OF 24.39 FEET TO A POINT, SOUTH 69 DEGREES 39 MINUTES 30 SECONDS EAST A DISTANCE OF 91.52 FEET TO A POINT, NORTH 20 DEGREES 22 MINUTES 36 SECONDS EAST A DISTANCE OF 217.93 FEET TO A POINT ON THE SOUTHWEST LINE OF THE LANDS OF WADE RENTALS, LLC, THENCE BY AND WITH THE LANDS OF WADE RENTALS, LLC, SOUTH 69 DEGREES 58 MINUTES 14 SECONDS EAST A DISTANCE OF 482.90 FEET TO A POINT ON THE WESTERLY LINE OF THE LANDS OF RAJ K. CHOPRA & VIPIN & RAJEN PATEL, THENCE BY AND WITH THE LAND OF RAJ K. CHOPRA & VIPIN & RAJEN PATEL THE FOLLOWING TWO COURSES, SOUTH 20 DEGREES 01 MINUTES 46 SECONDS WEST A DISTANCE OF 410.00 FEET TO A POINT, SOUTH 70 DEGREES 16 MINUTES 54 SECONDS EAST A DISTANCE OF 360.00 FEET TO A POINT AT THE NORTHWEST CORNER OF THE LANDS OF EDWIN HOLDING LTD, THENCE BY AND WITH THE LANDS OF EDWIN HOLDINGS LTD, SOUTH 20 DEGREES 01 MINUTES 46 SECONDS WEST A DISTANCE OF 371.96 FEET TO THE PLACE OF BEGINNING CONTAINING 576,178.05 SQUARE FEET/13.23± ACRES AND BEING SHOWN AS LOT 4AA, BLOCK F, ON THE PLAT “RESUBDIVISION PLAT OF LOT 4A, 6 AND 7A FOR JUBILANT CADISTA PHARMACEUTICALS, INC.” AND RECORDED AMONG THE LAND RECORDS FOR WICOMICO COUNTY, MARYLAND IN PLAT BOOK 16, FOLIO 364.

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EXHIBIT F

[FORM OF]

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of [__], 2014 (as supplemented, modified, amended, amended and restated or replaced in writing from time to time, this “Agreement”) between Jubilant Cadista Pharmaceuticals Inc., a Delaware corporation (the “Grantor”), and ICICI Bank Limited, New York Branch (the “Secured Party”).

Jubilant Generics Inc., a Delaware corporation (“Jubilant”), (which on the Closing Date (as defined in the Credit Agreement (as defined below)) shall be merged with and into) Cadista Holdings Inc., a Delaware corporation (“Cadista”) (with Cadista surviving such merger) (the “Borrower”) and the Secured Party, as the Lender, are parties to that Credit Agreement dated as of the date hereof (as supplemented, modified, amended, amended and restated or replaced in writing from time to time, the “Credit Agreement”).

To induce the Secured Party to enter into the Credit Agreement and the other Loan Documents and make the Loans to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).

Accordingly, the parties hereto agree as follows:

Section 1. Definitions, Etc.

1.01         Terms Generally. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

1.02         Certain Uniform Commercial Code Terms. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Software” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Instruction”, “Securities Account”, “Security”, “Security Certificate”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.03         Additional Definitions. In addition, as used herein:

“Collateral” has the meaning assigned to such term in Section 3.

“Contingent Obligations” means obligations of the Grantor in respect of any claim that may be payable to the Secured Party by the Grantor under any Loan Document that is not yet due and payable.

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“Copyright Collateral” means all Copyrights of the Grantor, whether now owned or hereafter acquired by the Grantor, including each Copyright identified in Annex 3.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Initial Pledged Shares” means the Shares of each Issuer beneficially owned by the Grantor on the date hereof and identified in Annex 2 (if any).

“Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Grantor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Grantor in respect of any of the items listed above.

“Issuers” means, collectively, (a) the respective Persons identified on Annex 2 under the caption “Issuer” (if any) and (b) the issuer of any equity securities hereafter owned by the Grantor.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Patent Collateral” means all Patents of the Grantor, whether now owned or hereafter acquired by the Grantor, including each Patent identified in Annex 4, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Pledged Shares” means, collectively, (a) the Initial Pledged Shares and (b) all other Shares of any Issuer now or hereafter owned by the Grantor, together in each case with (i) all certificates representing the same, (ii) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (iii) without prejudice to any provision of any of the Loan Documents or prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

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“Secured Obligations” means the “Guaranteed Obligations” as defined in the Guarantee Agreement.

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

“Trademark Collateral” means all Trademarks of the Grantor, whether now owned or hereafter acquired by the Grantor, including each Trademark identified in Annex 5, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

Section 2. Representations and Warranties. The Grantor represents and warrants to the Secured Party that:

2.01         Representations in Credit Agreement. The representations and warranties set forth in the Credit Agreement to the extent they refer to the Grantor or to the Loan Documents to which the Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects), and the Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

2.02         Title. The Grantor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected lien on the Collateral and (b) the Liens (if any) expressly permitted by the Loan Documents.

2.03         Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of the Grantor as of the date hereof are correctly set forth in Annex 1.

2.04         Changes in Circumstances. Except as set forth in Annex 1, the Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five years.

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2.05         Pledged Shares. The Initial Pledged Shares constitute 100% of the issued and outstanding Shares of each Issuer beneficially owned by the Grantor on the date hereof (other than any Shares held in a Securities Account referred to in Annex 6), whether or not registered in the name of the Grantor. Annex 2 correctly identifies, as at the date hereof, the respective Issuers of the Initial Pledged Shares and (in the case of any corporate Issuer) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate.

The Initial Pledged Shares are, and all other Pledged Shares in which the Grantor shall hereafter grant a security interest pursuant to Section 3 will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the respective Issuer thereof, upon the transfer of such Pledged Shares (except for any such restriction contained herein or in the Loan Documents, or under such organizational instruments).

2.06         Promissory Notes. Annex 2 sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account referred to in Annex 6) held by the Grantor on the date hereof having an aggregate principal amount in excess of $100,000.

2.07         Intellectual Property. Annexes 3, 4 and 5, respectively, set forth a complete and correct list of all copyright registrations, patents, patent applications, trademark registrations and trademark applications owned by the Grantor on the date hereof (or, in the case of any supplement to said Annexes 3, 4 and 5, effecting a pledge thereof, as of the date of such supplement).

Except pursuant to licenses and other user agreements entered into by the Grantor in the ordinary course of business that are listed in said Annexes 3, 4 and 5 (including as supplemented by any supplement effecting a pledge thereof), the Grantor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in said Annexes 3, 4 and 5 (as so supplemented), and all registrations listed in said Annexes 3, 4 and 5 (as so supplemented) are, except as noted therein, in full force and effect.

To the Grantor’s knowledge, (i) except as set forth in said Annexes 3, 4 and 5 (as supplemented by any supplement effecting a pledge thereof), there is no violation by others of any right of the Grantor with respect to any Copyright, Patent or Trademark listed in said Annexes 3, 4 and 5 (as so supplemented), respectively, and (ii) the Grantor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings alleging such infringement have been instituted or are pending against the Grantor and no written claim against the Grantor has been received by the Grantor, alleging any such violation, except as may be set forth in said Annexes 3, 4 and 5 (as so supplemented).

The Grantor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

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2.08         Deposit Accounts and Securities Accounts. Annex 6 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Grantor on the date hereof.

2.09         Commercial Tort Claims. Annex 7 sets forth a complete and correct list of all commercial tort claims of the Grantor in existence on the date hereof.

Section 3. Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Grantor hereby pledges and grants to the Secured Party as hereinafter provided a security interest in all of the Grantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by the Grantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being collectively referred to herein as “Collateral”):

(a)	all Accounts:

(b)	all As-Extracted Collateral;

(c)	all Chattel Paper;

(d)	all Deposit Accounts;

(e)	all Documents;

(f)	all Equipment;

(g)	all Fixtures;

(h)	all General Intangibles;

(i)	all Goods not covered by the other clauses of this Section 3;

(j)	the Pledged Shares;

(k)	all Instruments, including all Promissory Notes;

(l)	all Intellectual Property;

(m)	all Inventory;

(n)           all Investment Property not covered by other clauses of this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(o)           all Letter-of-Credit Rights;

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(p)           all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex 7;

(q)           all other tangible and intangible personal property whatsoever of the Grantor; and

(r)           all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantor or any computer bureau or service company from time to time acting for the Grantor),

IT BEING UNDERSTOOD, HOWEVER, that in no event shall the security interest granted under this Section 3 attach to any lease, license, contract, property rights or agreement to which the Grantor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction).

Section 4. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, the Grantor hereby agrees with the Secured Party as follows:

4.01         Delivery and Other Perfection. The Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Secured Party to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Secured Party to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a)          if any of the Pledged Shares, Investment Property or Financial Assets constituting part of the Collateral are received by the Grantor, forthwith (i) deliver to the Secured Party the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may reasonably request, all of which thereafter shall be held by the Secured Party, pursuant to the terms of this Agreement, as part of the Collateral and (ii) take such other action as the Secured Party may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b)          promptly from time to time deliver to the Secured Party any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may request, provided that (other than in the case of the promissory notes described in Annex 2) so long as no Event of Default shall have occurred and be continuing, the Grantor may retain for collection in the ordinary course any Instruments received by the Grantor in the ordinary course of business and the Secured Party shall, promptly upon request of the Grantor, make appropriate arrangements for making any Instrument delivered by the Grantor available to the Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Secured Party, against trust receipt or like document);

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(c)          promptly from time to time upon the request of the Secured Party, execute and deliver such control agreements, each in form and substance reasonably acceptable to the Secured Party, as may be required to perfect the security interest created hereby in any and all Deposit Accounts, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights, and will promptly furnish to the Secured Party true copies thereof;

(d)          promptly from time to time upon the request of the Secured Party, execute and deliver such short-form security agreements as the Secured Party may reasonably deem necessary or desirable to protect the interests of the Secured Party in respect of that portion of the Collateral consisting of Intellectual Property;

(e)          keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably require in order to reflect the security interests granted by this Agreement; and

(f)          permit representatives of the Secured Party, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Secured Party to be present at the Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Grantor with respect to the Collateral, all in such manner as the Secured Party may require.

4.02         Other Financing Statements or Control. Except as otherwise permitted under the Loan Documents, the Grantor shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Secured Party is not named as the sole secured party, or (b) cause or permit any Person other than the Secured Party to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any part of the Collateral.

4.03         Preservation of Rights. The Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

4.04         Special Provisions Relating to Certain Collateral.

(a)           Pledged Shares.

(i)           The Grantor will cause the Pledged Shares (if any) to constitute at all times 100% of the total number of Shares of each Issuer then outstanding owned by the Grantor.

(ii)          So long as no Event of Default shall have occurred and be continuing, the Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares (if any) for all purposes not inconsistent with the terms of this Agreement, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that the Grantor agrees that it will not vote such Pledged Shares in any manner that is inconsistent with the terms of this Agreement, the other Loan Documents or any such other instrument or agreement; and the Secured Party shall execute and deliver to the Grantor or cause to be executed and delivered to the Grantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(a)(ii), provided, further, and for the avoidance of doubt, that so long as no Default or Event of Default has occurred and is continuing, Grantor shall be entitled to collect and retain payments of principal and interest with respect to any Instruments delivered with respect to Investments permitted by Section 6.02(f) of the Credit Agreement.

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(iii)         Unless and until an Event of Default shall have occurred and be continuing, the Grantor shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares (if any) paid in cash out of earned surplus.

(iv)         If an Event of Default shall have occurred and be continuing, whether or not the Secured Party exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Shares (if any) shall be paid directly to the Secured Party and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Secured Party shall so request in writing, the Grantor agrees to execute and deliver to the Secured Party appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Secured Party shall, upon request of the Grantor (except to the extent theretofore applied to the Secured Obligations), be returned by the Secured Party to the Grantor.

(v)          For the avoidance of doubt, the Grantor acknowledges and agrees that it is bound by Section 6.02(m) of the Credit Agreement. If, however, Grantor forms or acquires any Subsidiaries in violation of Section 6.02(m) of the Credit Agreement, Grantor shall immediately cause such Subsidiary to take all actions necessary in the opinion of the Secured Party in its sole discretion to (i) grant to the Secured Party a first-priority perfected security interest in all of such Subsidiary’s assets and otherwise satisfy the Security Requirements with respect to such Subsidiary and (ii) otherwise become a Grantor hereunder, and taking such other actions and delivering such agreements required by the Secured Party in connection therewith, at the sole cost and expense of the Grantor.

(b)          Intellectual Property.

(i)           For the purpose of enabling the Secured Party to exercise rights and remedies under Section 4.05 at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Secured Party, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

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(ii)         Notwithstanding anything contained herein to the contrary, but subject to any provision of the Loan Documents that limit the rights of the Grantor to dispose of its property, so long as no Event of Default shall have occurred and be continuing, the Grantor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantor. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Secured Party shall from time to time, upon the request of the Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Grantor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and the expiration and termination of all obligations of the Secured Party to make available any Loans to the Grantor, or earlier expiration of this Agreement or release of the Collateral, the Secured Party shall grant back to the Grantor the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 4.05 by the Secured Party shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the first sentence of this clause (ii).

(c)          Chattel Paper. The Grantor will (i) deliver to the Secured Party each original of each item of Chattel Paper at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance reasonably satisfactory to the Secured Party, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Secured Party without the consent of the Secured Party would violate the rights of the Secured Party.

4.05         Remedies.

(a)           Rights and Remedies Generally upon Event of Default. If an Event of Default shall have occurred and is continuing, the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the NYUCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and the Grantor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i)          the Secured Party in its discretion may, in its name or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii)         the Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii)        the Secured Party may require the Grantor to notify (and the Grantor hereby authorizes the Secured Party so to notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Secured Party hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Secured Party or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by the Grantor they shall be held in trust by the Grantor for the benefit of the Secured Party and as promptly as possible remitted or delivered to the Secured Party for application as provided herein);

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(iv)        the Secured Party may require the Grantor to assemble the Collateral at such place or places, reasonably convenient to the Secured Party and the Grantor, as the Secured Party may direct;

(v)         the Secured Party may apply the Accounts and any money or other property therein to payment of the Secured Obligations;

(vi)        the Secured Party may require the Grantor to cause the Pledged Shares to be transferred of record into the name of the Secured Party or its nominee (and the Secured Party agrees that if any of such Pledged Shares is transferred into its name or the name of its nominee, the Secured Party will thereafter promptly give to the Grantor copies of any notices and communications received by it with respect to such Pledged Shares); and

(vii)       the Secured Party may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of any license granted to the Secured Party in Section 4.04(b), shall be applied in accordance with Section 4.09.

(b)          Certain Securities Act Limitations. The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

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(c)          Notice. The Grantor agrees that to the extent the Secured Party is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten business days’ notice shall be deemed to constitute reasonable prior notice.

4.06        Deficiency. If the proceeds of any sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantor shall remain liable for any deficiency.

4.07       Locations; Names, Etc. Without at least 30 days’ prior written notice to the Secured Party, the Grantor shall not (a) change its location (as defined in Section 9-307 of the NYUCC), (b) change its name from the name shown as its current legal name on Annex 1 or (c) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.

4.08        Private Sale. The Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner. The Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09        Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 4.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Secured Party under this Section 4, shall be applied by the Secured Party:

First, to the payment of the costs and expenses of such collection, sale or other realization, including out-of-pocket costs and expenses of the Secured Party and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Secured Party in connection therewith;

Next, to the payment in full of the Secured Obligations (or, in the case of any Contingent Obligations, to the provision of cash collateral as provided below), in such order as the Secured Party shall in its sole discretion determine; and

Finally, to the payment to the Grantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

For purposes hereof, whenever this Agreement contemplates that cash collateral shall be provided for Contingent Obligations, such cash collateral shall be effected by the payment to the Secured Party of any amount to be held by the Secured Party as collateral security for the payment of such Contingent Obligations as and when they become due and payable.

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4.10         Attorney-in-Fact. The Secured Party is hereby appointed the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Section 4 and, upon the occurrence and continuance of an Event of Default, taking any action and executing any instruments that the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Party shall be entitled under this Section 4 to make collections in respect of the Collateral, the Secured Party shall have the right and power to receive, endorse and collect all checks made payable to the order of Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.11         Perfection and Recordation. The Grantor authorizes the Secured Party to file financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of the Grantor.

4.12         Termination. When all Secured Obligations shall have been paid in full and all Commitments under the Credit Agreement have expired or been terminated, this Agreement shall terminate, and the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Grantor and to be released and canceled all licenses and rights referred to in Section 4.04(b). The Secured Party shall also, at the expense of the Grantor, execute and deliver to the Grantor upon such termination such termination statements and such other documentation as shall be reasonably requested by the Grantor to effect the termination and release of the liens on the Collateral as required by this Section 4.12.

4.13         Further Assurances. The Grantor agrees that, from time to time upon the written request of the Secured Party, the Grantor will execute and deliver such further documents and do such other acts and things as the Secured Party may reasonably request in order fully to effect the purposes of this Agreement. The Secured Party shall release any Lien covering any asset that has been disposed of in accordance with the provisions of the Loan Documents.

Section 5. Miscellaneous.

5.01         Notices. All notices, requests, consents and demands hereunder shall be delivered as set forth in Section 8.02 of the Credit Agreement.

5.02         No Waiver. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

5.03         Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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5.04         Costs and Expenses. The Grantor hereby agrees to pay on demand (i) all reasonable costs and expenses of the Secured Party (including reasonable attorneys’ fees and costs (including fees and costs of any applicable local counsel in each relevant jurisdiction)) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and (ii) all costs and expenses of the Secured Party (including attorneys’ fees and costs (including fees and costs of any applicable local counsel in each relevant jurisdiction)) in connection with any amendments, modifications, or waivers of the provisions hereof or thereof, enforcement (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents (including any amendment, modification or waiver with respect thereto), and all such costs and expenses (including attorneys’ fees and costs (including fees and costs of any applicable local counsel in each relevant jurisdiction)) shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3. This covenant shall survive termination of this Agreement and payment of the Secured Obligations.

5.05         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Grantor and the Secured Party, provided that the Grantor shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Secured Party.

5.06         Execution in Counterparts; Etc. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

5.07 Governing Law; Submission to Jurisdiction; Etc.

(a)          Effectiveness; Binding Effect; Governing Law. This Agreement shall become effective when it shall have been executed and delivered by the Loan Parties and the Secured Party and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the Secured Party and their respective successors and assigns (subject to Section 5.05). THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(b)          Consent to Jurisdiction; Venue. All judicial proceedings brought against the Grantor with respect to this Agreement or the other Loan Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, in and for the County of New York, or of the United States for the Southern District of New York (in each case sitting in the Borough of Manhattan), and by execution and delivery of this Agreement, the Grantor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and the other Loan Documents. The Grantor irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 5.07(b). Nothing in this Agreement shall affect any right that the Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or any other Loan Party or any of their respective properties in the courts of any jurisdiction.

(d)          Service of Process. The Grantor irrevocably consents to service of process in the manner provided for notices in Section 8.17 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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5.08         Waiver of Jury Trial. THE GRANTOR HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE GRANTOR AND THE SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

5.09         Separability of Provisions; Headings. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Section headings in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

5.10         Agents and Attorneys-in-Fact. The Secured Party may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

5.11.         Entire Agreement. This Agreement with all Exhibits and Schedules hereto and the other Loan Documents embody the entire agreement and understanding by and among the parties hereto and thereto relating to the subject matter hereof and thereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

GRANTOR:

JUBILANT CADISTA PHARMACEUTICALS INC.

By:
Name:
Title:

SECURED PARTY:

ICICI BANK LIMITED, NEW YORK BRANCH

By:
Name:
Title:

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EXHIBIT G

NOTICE OF VOLUNTARY PREPAYMENT

[Letterhead of Borrower]

Notice of Voluntary Prepayment

From:   Cadista Holdings Inc. (the “Borrower”)

To:       ICICI Bank Limited, New York Branch (the “Lender”)

Dated: [at least [10] days prior to date in 2 below]

Re:       Credit Agreement, dated November 12, 2014, among Jubilant Generics Inc., a Delaware corporation (“Jubilant”), (which on the Closing Date shall be merged with and into) Cadista Holdings Inc., a Delaware corporation (“Cadista”) (with Cadista surviving such merger), and ICICI Bank Limited, New York Branch (the “Lender”) (as supplemented, modified, amended, amended and restated or replaced in writing from time to time to the date hereof, the “Credit Agreement”)

Dear Sirs:

1.       We refer to the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

2.       We intend to make a voluntary prepayment of the Loans pursuant to Section 2.02(b) of the Credit Agreement in the amount of $ [must be at least $500,000 and, above such amount, in integral multiples of $500,000].

3.        The undersigned is an authorized signatory for the Borrower.

Very truly yours,

Cadista Holdings Inc.

By:
Name:
Title:

EXHIBIT H

[FORM OF]

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT dated as of [__], 2014, among Cadista Holdings Inc., a Delaware corporation (the “Borrower”), [______]1, a [______]2 (the “Subordinating Party”), and ICICI Bank Limited, New York Branch (the “Lender”).

The Borrower and the Lender are parties to a Credit Agreement dated as of November 12, 2014 (as supplemented, modified, amended, amended and restated or replaced in writing from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lender to the Borrower.

To induce the Lender to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinating Party has agreed to subordinate the Subordinated Debt (as defined below) to the Senior Debt (as defined below) all in the manner and to the extent hereinafter provided. Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

“Senior Debt” shall mean all Obligations of the Borrower under the Credit Agreement and the other Loan Documents and any deferrals, renewals, extensions or refinancings thereof. The term “Senior Debt” shall include any interest and any expenses accruing or arising after the date of any filing by the Borrower of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to the Borrower, whether or not such interest or expenses are allowable as a claim in any such proceeding.

“Subordinated Debt” shall mean all Debt of any type of the Borrower to the Subordinating Party whether now existing or hereafter arising.

Section 2. Subordination.

2.01 Subordination of Subordinated Debt. The Subordinating Party hereby covenants and agrees that the Subordinated Debt and the payment from whatever source of the principal of, and interest and premium (if any) on, the Subordinated Debt, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt and in that connection hereby agree that, except and to the extent permitted under Section 2.03 hereof, (a) no payment on account of the Subordinated Debt or any judgment with respect thereto shall be made by or on behalf of the Borrower and (b) the Subordinating Party shall not (i) ask, demand, sue for, take or receive from the Borrower, by set-off or in any other manner payment on account of the Subordinated Debt, or (ii) seek any other remedy allowed at law or in equity against the Borrower for breach of the Borrower’s obligations under the instruments representing such Subordinated Debt (each of the actions described in clause (b), an “Enforcement Action”).

1 Entity name.

2 Entity type and jurisdiction.

In the event that, notwithstanding the foregoing provisions of this Section 2.01, the Subordinating Party shall have received any payment not permitted by the provisions of Section 2.03 hereof, including, without limitation, any such payment arising out of the exercise by the Subordinating Party of a right of set-off or counterclaim and any such payment received by reason of other indebtedness of the Borrower being subordinated to the Subordinated Debt, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Lender for application to any Senior Debt remaining unpaid, whether or not then due and payable.

2.02 Payment of Proceeds Upon Dissolution. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower, then and in any such event:

(1)         the Lender shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment, before the Subordinating Party shall be entitled to receive any payment on account of principal of, or interest or premium (if any) on, the Subordinated Debt;

(2)         any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Subordinating Party would be entitled but for the provisions of this Agreement, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Borrower being subordinated to the payment of the Subordinated Debt, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Lender to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lender;

(3)         in the event that, notwithstanding the foregoing provisions of this Section 2.02, the Subordinating Party shall have received, before all Senior Debt is paid in full in cash or payment thereof provided for, any such payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, including any such payment or distribution arising out of the exercise by the Subordinating Party of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of the Borrower being subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Lender to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lender; and

(4)         if the Subordinating Party shall have failed to file claims or proofs of claim with respect to the Subordinated Debt earlier than 30 days prior to the deadline for any such filing, the Lender is hereby irrevocably authorized to vote and file proofs of claim and otherwise to act with respect to the Subordinated Debt as the Lender may deem appropriate in its reasonable discretion.

2.03 Certain Payments Permitted. Notwithstanding the foregoing or anything else to the contrary contained herein the Subordinating Party shall be entitled to receive and retain any payment in respect of Subordinated Debt and to undertake or prosecute any Enforcement Action (i) so long as no Default or Event of Default has occurred and is continuing or (ii) if all Senior Debt shall have been paid in full and all Commitments shall have expired or been terminated.

2.04 Subrogation. Subject to the payment in full in cash of all Senior Debt, the Subordinating Party shall be subrogated (equally and ratably with the holders of all indebtedness of the Borrower that by its express terms is subordinated to Senior Debt of the Borrower to the same extent as the Subordinated Debt is subordinated and that is entitled to like rights of subrogation) to the rights of the Lender to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, and interest and premium (if any) on, the Subordinated Debt shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Lender of any cash, property or securities to which the Subordinating Party would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2 to the Lender by the Subordinating Party, shall, as between the Subordinating Party, its creditors other than the Lender, and the Borrower, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Debt.

2.05 Provisions Solely to Define Relative Rights. The provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the Subordinating Party and the Lender. Nothing contained in this Section 2 or elsewhere in this Agreement is intended to or shall:

(a)          impair the obligation of the Borrower to pay to the Subordinating Party the principal and of and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with its terms; or

(b)          affect the relative rights against the Borrower of the Subordinating Party and creditors of the Borrower other than the Lender.

2.06 No Waiver of Subordination Provisions. No right of the Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by the Lender, or by any non-compliance by the Borrower with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof the Lender may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the Lender may, at any time and from time to time, without the consent of or notice to the Subordinating Party, without incurring responsibility to the Subordinating Party and without impairing or releasing the subordination provided in this Section 2 or the obligations hereunder of the Subordinating Party to the holders of Senior Debt, do any one or more of the following: (a) change the time, manner or place of payment of Senior Debt, or otherwise modify or supplement in any respect any of the provisions of the Credit Agreement or any other instrument evidencing or relating to any of the Senior Debt; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Borrower and any other Person.

Section 3. Representations and Warranties. The Subordinating Party represents and warrants to the Lender that:

3.01 Existence. The Subordinating Party is duly organized and validly existing under the laws of the jurisdiction of its organization.

3.02 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws or other organizational instrument of the Subordinating Party, any applicable law or regulation, or any order of any Governmental Authority, or any agreement or instrument binding upon the Subordinating Party, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any asset of the Subordinating Party pursuant to the terms of any such agreement or instrument, except Liens created under the Loan Documents.

3.03 Action. The Subordinating Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Subordinating Party of this Agreement have been duly authorized by all necessary corporate or other action on its part; and this Agreement has been duly and validly executed and delivered by the Subordinating Party and constitutes the legal, valid and binding obligation of the Subordinating Party, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Subordinating Party of this Agreement or for the validity or enforceability hereof.

Section 4. Miscellaneous.

4.01 No Waiver. No failure on the part of the Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

4.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the address for the Borrower (in the case of the Subordinating Party, and the Subordinated Party hereby consents and agrees to delivery of notices in such manner) or the Lender provided for in the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

4.03 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Subordinating Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Subordinating Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Lender, the Subordinating Party and their respective successors and assigns.

4.05 Captions. Section headings in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

4.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

4.07 Governing Law; Submission to Jurisdiction; Waiver of Venue; Waiver of Jury Trial; No Immunity.

(a)          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(b)          Submission to Jurisdiction. All judicial proceedings brought against the Subordinating Party with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, in and for the County of New York, or of the United States for the Southern District of New York (in each case sitting in the Borough of Manhattan), and by execution and delivery of this Agreement, the Subordinating Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and each irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and the other Loan Documents. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Subordinating Party in the courts of any jurisdiction.

(c)          Waiver of Venue, Etc. The Subordinating Party hereby irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 4.07.

(d)          WAIVER OF JURY TRIAL. THE SUBORDINATING PARTY HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN IT AND THE LENDER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed and delivered as of the day and year first above written.

CADISTA HOLDINGS INC., as the Borrower

By
Name:
Title:

[______], as the Subordinating Party

By
Name:
Title:

ICICI BANK LIMITED, NEW YORK BRANCH, as the Lender

By
Name:
Title: